UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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 ☐ Filed by a party other than the registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 30, 2023
Dear Fellow Stockholder:
We invite you to attend the Jack in the Box Inc. 2023 Annual Meeting of Stockholders. The meeting will be held on Friday, March 3, 2023, at 8:30 a.m. Pacific Standard Time. The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/JACK2023 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended October 2, 2022, for your information.
To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the virtual meeting and wish to vote your shares then, you may do so at any time before the proxy is voted at the meeting.
Thank you for your continued support of Jack in the Box.
Sincerely,

Darin S. Harris
Chief Executive Officer
Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on March 3, 2023
The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the
fiscal year ended October 2, 2022, are available electronically at
http://investors.jackinthebox.com

JACK IN THE BOX INC.
9357 Spectrum Center Blvd
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 3, 2023
The 2023 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Friday, March 3, 2023, at 8:30 a.m. Pacific Standard Time. The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/JACK2023. The Annual Meeting will be held for the following purposes:
1.	To elect the nine Directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 1, 2023;
3.	To provide an advisory vote regarding the compensation of our named executive officers (“Say on Pay”) for the fiscal year ended October 2, 2022, as set forth in the Proxy Statement;
4.	To approve the Jack in the Box Inc. 2023 Omnibus Incentive Plan;
5.	To provide an advisory vote on the frequency of the vote on executive compensation (“Say on Pay vote”); and
6.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.
These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.
Our Board of Directors recommends a vote “FOR” proposals 1 through 4 and a vote for “ONE YEAR” frequency on proposal 5. You are entitled to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box Inc. stockholder as of the close of business on January 6, 2023, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9357 Spectrum Center Blvd, San Diego, California 92123.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.
San Diego, California
January 30, 2023
By order of the Board of Directors,

Sarah L. Super
Senior Vice President, Chief Legal & Risk Officer and Corporate Secretary

PROXY SUMMARY

PROXY SUMMARY
This is a summary only and does not contain all of the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
• Time and Date	8:30 a.m. P.S.T., March 3, 2023
• Place	Live webcast at http://www.virtualshareholdermeeting.com/JACK2023
• Record date	January 6, 2023
• Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals
Voting Matters
Stockholders are being asked to vote on the following matters:
Items of Business		Our Board’s Recommendation
1.	Election of Directors (page 16)	FOR all Nominees
2.	Ratification of KPMG LLP as Independent Registered Public Accountants for FY2023 (page 35)	FOR
3.	Advisory Vote to Approve Executive Compensation (page 36)	FOR
4.	Approval of the Jack in the Box Inc. 2023 Omnibus Incentive Plan (page 70)	FOR
5.	Advisory Vote on Frequency of Say on Pay Vote (page 82)	ONE YEAR
Stockholders also will transact any other business that may properly come before the meeting.
How to Vote
You are entitled to vote at the 2023 Annual Meeting of Stockholders if you were a stockholder of record at the close of business on January 6, 2023, the record date for the meeting. On the record date, there were approximately 20,597,779 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. For more details on voting and the Annual Meeting logistics, refer to the “Questions and Answers” section of this Proxy Statement.
2 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance Highlights
Jack in the Box Inc. (“Jack in the Box” or the “Company”) is committed to good corporate governance, which we believe promotes the long-term interests of stockholders and strengthens Board and Management accountability. We believe good governance also fosters trust in the Company by all our stakeholders, including our guests, employees, franchisees, suppliers and the communities we serve. The “Corporate Governance” section of this Proxy Statement describes our governance framework, which includes the following features:
•	Annual election of directors with majority voting
•	Eight of our nine current directors are independent
•	Independent Non-Executive Chairman of the Board
•	Regular executive sessions of independent directors
•	Annual evaluation of CEO and Non-Executive Chairman by independent directors
•	Policy restricting directors to service on no more than three other public company boards
•	No supermajority standards — stockholders may amend bylaws or charter by majority vote
•	Stockholder right to act by written consent
•	CEO and other members of Management regularly meet with the investment community, and the Board is informed of feedback through Investor Relations updates at each Board meeting
•	Annual assessment of Board leadership structure
•	Annual Board, committee, and individual director evaluations
•
Policy requiring long-tenured directors (more than 12 years on the Board) to submit voluntary offer to resign and be reviewed by Nominating & Governance Committee with respect to continued effectiveness

•	Risk oversight by full Board and designated committees
•	No poison pill in place
•	Prohibition of hedging, pledging and short sales by Section 16 officers and by Company directors
•	Formal ethics Code of Conduct, ethics hotline, and ethics training and communications to all employees to reinforce a culture of integrity
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 3

PROXY SUMMARY

Fiscal 2022 Review
Summary
Fiscal 2022 was another uniquely challenging operating environment for the restaurant industry, and our restaurant operators, franchisees, and team members across both Jack in the Box and Del Taco (which we acquired in March 2022) continued to show their energy, passion, and heart into serving our guests and making a difference for others and our future.
Despite the challenges, the dedication and tenacity of our people has created momentum for our two challenger brands heading into 2023 and for the long term as we shift toward becoming a growth-oriented company.
The excitement around our future primarily relates to four key areas where, regardless of the challenging margin environment, we are delivering.
•	First, the reliability and consistency of our top-line performance and fundamental strength in place to carry the business forward.
•	Second, we have been doing the tough work over the last couple of years of preparing for growth, optimizing our portfolio, and building a pipeline of new restaurants.
•	Third, we have made tremendous progress evolving into a more innovative and relevant digital-focused business, and we are now a formidable competitor within the digital landscape.
•
And lastly, 2022 was a big year of progress related to operations, including improving our store-level model through financial fundamentals, equipment and training, and improvement in all metrics related to training and the overall guest experience.

Thank you for your interest and support in Jack in the Box, and we look forward to a great year of continued progress ahead in 2023.
Returns to Stockholders
The Company returned approximately $62 million to shareholders through stock buybacks and dividends in Fiscal 2022 and continues to offer a viable long-term opportunity for shareholders seeking a value-oriented stock with a new, growth-focused strategy in place.
Financial and Operational Results (FY 2022)
•	Systemwide sales increased 2.6%(1) year-over-year for Jack in the Box and 3.9%(1) for Del Taco.
•	System same-store sales(2) increased 0.8% year-over-year for Jack in the Box, marking the twelfth consecutive year of same-store sales growth and 3.9% for Del Taco(3).
•	Total revenues increased by $324.4 million, or 28.4%, year-over-year.
•	Net earnings decreased to $115.8 million, and diluted earnings per share (“EPS”) decreased to $5.45.
•	Restaurant level margin(4) decreased to 16.4% for Jack in the Box (19.5% when excluding Evolving Markets) and was 17.0% for Del Taco.
•	Franchise level margin(4) decreased to 41.2% for Jack in the Box and was 42.4% for Del Taco.
(1)	Systemwide sales growth is computed using a 52-week prior year fiscal calendar for comparative purposes.
(2)
System same-store sales represents changes in sales at company and franchise restaurants open more than one year. Franchise sales represent sales at franchise restaurants and are revenues of our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchise sales. We believe system same-store sales information is useful to investors as it has a direct effect on the Company’s profitability.

(3)
Del Taco same-store sales on a two-year basis and all prior year comparisons are pro forma and based on the time period of Jack in the Box’s full two-year fiscal calendar. We believe Del Taco’s information on this time period is useful to investors as they have a direct effect on the company’s profitability.

(4)
Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

4 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROXY SUMMARY

•	Adjusted EBITDA(5) decreased 7.5% year-over-year to $306.6 million.
•	Net units decreased 1.7% year-over-year for Jack in the Box, with 54 closures and 17 store openings during the year. For Del Taco, net units decreased 1.8%.
Board Nominees (Proposal 1)
We understand the importance of having a Board comprised of talented people with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our director nominees (all current Directors), who have a diverse and balanced skill set including extensive financial, marketing, consumer brand, franchise, restaurant and retail experience. We encourage you to review the qualifications, skills, and experience of each of our directors on pages 17.
Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships				Other Public Company Boards
					AC	CC	NG	FC
Guillermo Diaz, Jr.	57	2022	CEO and Founder of Conectado Inc. Chairman, Hispanic IT Executive Council (HITEC)	Yes					—
David L. Goebel (Non-Executive Chairman of the Board)	72	2008	Partner & Faculty Member, ExCo Leadership Group	Yes		x	x		• Murphy USA Inc. • Wingstop Inc.
Darrin S. Harris	54	2020	CEO, Jack in the Box Inc.	No					—
Sharon P. John	58	2014	President & CEO, Build-A-Bear Workshop, Inc.	Yes		x	x		• Build-a-Bear Workshop, Inc.
Madeleine A. Kleiner	71	2011	Director (Retired hotel & banking executive attorney)	Yes	x		✪		• Northrop Grumman Corp.
Michael W. Murphy	65	2002	Director (Retired President & CEO Sharp HealthCare)	Yes		✪		x	—
James M. Myers	65	2010	Director (Retired retail CEO and Board Chair)	Yes	x			✪	—
David M. Tehle	66	2004	Director (Retired retail CFO)	Yes	✪			x	• National Vision, Inc. • US Foods Holding Corp.
Vivien M. Yeung	50	2017	EVP, Chief Strategy Officer, Kohl’s Corporation	Yes	x		x		—
✪ Chair	AC Audit Committee	FC Finance Committee
x Member	CC Compensation Committee
NG Nominating and Governance Committee
(5)
Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, the amortization of favorable and unfavorable leases and subleases, net and the amortization of franchise tenant improvement allowances and incentives. See "Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results."

JACK IN THE BOX INC. | 2023 PROXY STATEMENT 5

PROXY SUMMARY

Director Attendance — During the time each director nominee served on the Board in fiscal 2022, each attended more than 75% of the meetings of the Board and committees on which he or she served.
Board Composition — The charts below show Board makeup by various characteristics. The average tenure of the Board of Directors is 10 years while the average age is 62 years. For more information on our philosophy regarding the recruitment and diversity of Board members and our Board refreshment policies, please see pages 26.
Age and Tenure (As of January 6, 2023)
# Of Directors
Age
44-59	4
60-65	2
66+	3
Tenure
0-4 Years	2
5-10 Years	2
10+ Years	5
Board Diversity Matrix (As of January 6, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Auditors (Proposal 2)
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal 2023. Although stockholder ratification of the appointment is not required, the Audit Committee believes it is appropriate to seek such ratification. Additional information is provided on pages 35.
FY 2022 Auditor Fees
Audit Fees	$2,006,145
Securitization Related Audit Fees	$115,000
All Other Fees	$155,000
KPMG Total Fees	$2,276,145
6 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROXY SUMMARY

Executive Compensation (Proposal 3)
The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of our NEOs for fiscal 2022 (“Say on Pay”). The Board values stockholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.
•
Our CD&A, starting at page 38, describes the compensation decision-making process, details our programs and policies, and includes an illustration of our compensation framework and key fiscal 2022 performance measures and pay actions.

•	Our executive compensation programs are built on the following principles and objectives:
•
Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can deliver successful business performance and drive long- term stockholder value.

•
Pay for performance alignment, with the largest proportion of executive pay in the form of performance based annual and long-term incentives that directly tie payouts, if any, to the achievement of corporate goals and strategies.

•	Comprehensive goal setting, with financial, operational, and strategic performance metrics that drive long-term stockholder value.
•	Executive alignment with stockholders, through stock ownership and holding requirements that build and maintain an executive’s equity investment in the company.
•	Incentivizing balanced short-term and long- term executive decision-making, through variable compensation components (cash and stock) using varying timeframes.
•	Sound governance practices and principles in plan design and pay decisions, with the Compensation Committee considering both what and how performance is achieved.
•
Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

•	Our stockholders approved each of the prior five years’ Say on Pay proposals by over 90% of votes cast.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 7

PROXY SUMMARY

Compensation Governance Practices
The company has several governance practices that we believe support the soundness and efficacy of our compensation programs. In short:
☑ What We Do
☑	Compensation Committee composed entirely of independent directors, who meet regularly in executive session without Management present. Pages 58.
☑	Independent compensation consultant who works exclusively for the Compensation Committee (performs no other work for the Company). Page 47.
☑	Robust stock ownership and holding requirements. Page 53.
☑	Compensation Risk Committee that analyzes compensation plans, programs, policies and practices. Page 59.
☑	Compensation Committee discretion to reduce payouts under incentive plans. Page 59.
☑
Clawback policy providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated due to fraud or intentional misconduct. Page 59.

☑	Annual incentive and long-term incentive compensation based on rigorous performance goals that are key metrics for business success and include maximum payout caps. Page 59.
☒ What We Don’t Do
☒	Section 16 officers and directors are prohibited from hedging, pledging, or holding Company stock in margin accounts. Pages 37, 59.
☒	No dividends or dividend equivalents are paid on unvested restricted stock units (RSUs) or performance shares. Page 46.
☒	No repricing of equity is permitted without stockholder approval. Page 37.
☒	No tax gross-ups except in the case of qualified relocation expenses (which requires Compensation Committee approval in the case of executive officers). Page 60.
☒
No RSUs or options awards provide for vesting upon a change in control without a “double trigger” (termination and consummation of the change in control) unless the award is not assumed or substituted for by the acquirer. Pages 64-65.

Approval of the Jack in the Box Inc. 2023 Omnibus Incentive Plan (Proposal 4)
The Company seeks stockholder approval of the Jack in the Box Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan” or the “Plan”) which will replace the 2004 Stock Incentive Plan and the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (the “Del Taco Plan”), which we assumed in connection with our acquisition of Del Taco Restaurants, Inc. in March 2022. The 2004 Stock Incentive Plan and the Del Taco Plan terminated on December 31, 2022, and we currently do not maintain any plan to grant incentive awards to our employees, directors, and consultants (except for the Director Deferred Compensation Plan which eligibility for awards is limited). The 2023 Omnibus Incentive Plan will allow us to grant equity incentive awards to motivate and retain individuals and provide long-term incentives that align the interests of such individuals with the interests of our stockholders. See pages 70-81 for a summary of the Plan and Appendix B, pages B-1 to B-17, for the complete Plan.
8 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROXY SUMMARY

Frequency of Say on Pay Vote (Proposal 5)
The Company is required to provide stockholders with the opportunity to vote on a non-binding, advisory basis, for their preference as to the frequency of future advisory votes on the compensation of our named executive officers (NEOs) (“Say on Pay” votes). Stockholders may indicate whether they would prefer that we conduct future Say on Pay votes every one, two, or three years, or abstain from casting a vote on this proposal. The Board recommends a one-year vote as the preferred frequency.
Additional Information
Please see the “Questions and Answers” section that immediately follows for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications, and the deadlines to submit stockholder proposals for the 2024 Annual Meeting of Stockholders.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 9

QUESTIONS AND ANSWERS

JACK IN THE BOX INC.
9357 Spectrum Center Blvd
San Diego, California 92123
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
March 3, 2023
QUESTIONS AND ANSWERS
Proxy Materials and Voting Information
1.	Why am I receiving these materials?
We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held March 3, 2023, at 8:30 a.m. Pacific Standard Time via live webcast at http://www.virtualshareholdermeeting.com/JACK2023. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, your proxy card, or on the instructions that accompanied your proxy materials. If you held shares of our common stock on January 6, 2023 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals below under the heading “What are my voting choices for each of the items to be voted on at the 2023 Annual Meeting?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote before the Annual Meeting over the Internet or by telephone.
The Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended October 2, 2022, will be mailed to stockholders on or about January 30, 2023.
2.	Who can vote at the Annual Meeting?
If you were a holder of Jack in the Box common stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in Street name as of the close of business on January 6, 2023, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were approximately
20,597,779 shares of Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in Street name.
3.	What does it mean to be a “stockholder of record”?
If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual
Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.
10 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

4.	What does it mean to beneficially own shares in “Street name”
If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice. Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal 2023) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.
5.	What are my voting choices for each of the items to be voted on at the 2023 Annual Meeting?
Item 1: Election of Directors	• Vote in favor of all nominees;
• Vote in favor of specific nominees;
• Vote against all nominees;
• Vote against specific nominees;
• Abstain from voting with respect to all nominees; or
• Abstain from voting with respect to specific nominees.
The Board recommends a vote FOR all Director nominees.
Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	• Vote in favor of ratification;
• Vote against the ratification; or
• Abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.
Item 3: Advisory Vote to Approve Executive Compensation (“Say on Pay”)	• Vote in favor of the advisory proposal;
• Vote against the advisory proposal; or
• Abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory approval of executive compensation.
Item 4: Approval of the Jack in the Box Inc. 2023 Omnibus Incentive Plan	• Vote in favor of the Plan.
• Vote against approval of the Plan; or
• Abstain from voting on the Plan.
The Board recommends a vote FOR approving the Plan.
Item 5: Advisory Vote on Frequency of Say on Pay Vote	• Vote for annual votes on executive compensation;
• Vote for an every two-year vote on executive compensation;
• Vote for an every three-year vote on executive compensation; or
• Abstain from voting on the advisory proposal.
The Board recommends a vote for the option ONE YEAR as the preferred frequency for advisory votes on executive compensation.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 11

QUESTIONS AND ANSWERS

6.	What if I return the proxy card to the Company but do not make specific choices?
If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:
•	“FOR” the election of all director nominees;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 1, 2023;
•	“FOR” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended October 2, 2022, as set forth in this Proxy Statement;
•	“FOR” approval of the Jack in the Box Inc. 2023 Omnibus Incentive Plan; and
•	“FOR,” on an advisory basis, a “ONE YEAR” vote on Say on Pay frequency.
7.	Could any additional matters be raised at the 2023 Annual Meeting?
We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.
8.	What does it mean if I received more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
9.	How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non- vote” occurs when your broker submits a proxy for your shares of Common Stock held in Street name but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in Street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters.
For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Therefore, if you hold your shares in Street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting except the ratification of the appointment of independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.
Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of 9 Directors	Majority of votes cast.	No effect.	No effect.
2	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	Discretionary voting by broker permitted.
3	Advisory Vote to Approve Executive Compensation	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	No effect.
4.	Approval of the Jack in the Box Inc. 2023 Omnibus Incentive Plan	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	No effect.
12 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
5	Advisory Vote on Frequency of Say on Pay Vote	The choice of frequency that receives the highest number of votes will be considered the advisory vote of the stockholders.	No effect.	No effect.
10.	How many shares must be present or represented to conduct business at the Annual Meeting?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-
votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.
11.	How do I vote my shares of Jack in the Box Common Stock?
If you are a stockholder of record, you can vote in the following ways:
•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on March 2, 2023.
•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on March 2, 2023.
•
By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre- addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•
During Live Webcast: as this year’s Annual Meeting will be held entirely online, stockholders may vote during the Annual Meeting by joining the live webcast at the following site: http://www.virtualshareholdermeeting.com/JACK2023. To participate in the Annual Meeting, you will need the 16- digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to participate in the live webcast of the Annual Meeting, the Company recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend.
If you are a beneficial owner, you can vote in the following way:
If your shares are held in Street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted at the Annual Meeting. You may vote your shares beneficially held through your broker at the Annual Meeting if you obtain a valid legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.
12.	May I change my vote or revoke my proxy?
Yes.
If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;
•	voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Time on March 2, 2023;
•	participating in the live webcast of the Annual Meeting at http://www.virtualshareholdermeeting.com/JACK2023 by
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 13

QUESTIONS AND ANSWERS

entering in the 16-digit control number included in your proxy materials, revoking your proxy, and voting during the Annual Meeting (joining the live webcast of the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or
•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.
The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, Attention: Corporate Secretary.
If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions during the live webcast of the Annual Meeting if you obtain a signed legal proxy from the broker, bank, or other nominee giving you the right to vote the shares.
13.	Who will pay for the cost of soliciting proxies?
The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Incorporated (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2023 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.
14.	How can I find out the results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, or by sending an email to investor.relations@jackinthebox.com.
15.	How can I obtain copies of the proxy statement or 10-K?
A copy of this Proxy Statement and the Company’s Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended October 2, 2022, are available free of charge on our website. These filings and all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K may be found at http://investors.jackinthebox.com. Form 10-K, excluding exhibits, may also be obtained by stockholders without charge by written request sent to Investor Relations Department, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123.
As permitted by SEC rules, if your stock is held by a brokerage firm or bank, a single copy of this Proxy Statement may be delivered to an address shared by two or more stockholders. If you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a Street- name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household.
14 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

Annual Meeting Information
16.	How do I attend the 2023 Annual Meeting of Stockholders?
IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions.
The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting the following website: http://www.virtualshareholdermeeting.com/JACK2023 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials
Attendance at the meeting is limited to stockholders as of the Record Date (January 6, 2023) or their authorized named representatives. Recording of the Annual Meeting by camera, sound, or video recording devices is strictly prohibited.
Communications and Stockholder Proposals
17.	How can I communicate with the Company’s Directors?
The Board is committed to continuing to engage with stockholders and encourages an open dialogue about compensation, governance and other matters. We value your input, your investment and your support. The Board has established a process to facilitate communication by stockholders with Directors.
Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, or telephone 888-613-5225. Your letter should indicate whether or not you are a stockholder of the Company.
Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our
Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:
•	forward the communication to the director or directors to whom it is addressed;
•	forward the communication to the appropriate management personnel;
•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock- related matter; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topics.
18.	How do I submit a proposal for action at the 2024 Annual Meeting?
A proposal for action to be presented by any stockholder at the 2024 Annual Meeting of Stockholders will be acted upon only:
•
If a proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal is received by the Corporate Secretary no later than 120 calendar days prior to the anniversary of this year’s mailing date, so no later than 5:00 p.m. Pacific Time, on October 2, 2023.

•
If the proposal is not to be included in the proxy statement, the proposal is delivered to the Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting, or not later than November 3, 2023, and not earlier than October 4, 2023; in addition, such proposal is, under

Delaware General Corporation Law, an appropriate subject for stockholder action; and must also comply with the procedures and requirements set forth in as well as the applicable requirements of our Bylaws.
In addition, the stockholder proponent, or a representative who is qualified under state law, must appear at the 2024 Annual Meeting of Stockholders to present such proposal.
All proposals must be in writing and should be sent to Jack in the Box Inc., to the attention of Corporate Secretary, at 9357 Spectrum Center Blvd., San Diego, CA 92123.
A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at http://investors.jackinthebox.com.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 15

PROPOSAL ONE — ELECTION OF DIRECTORS

PROPOSAL ONE — ELECTION OF DIRECTORS
All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees for election as directors (each of whom is currently serving as a Director of the Company) are set forth below. All of the nominees have indicated their willingness to serve and have consented to be named in the Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.
Nominees for Director
The following table provides certain information about each nominee for director as of January 6, 2023.
Name	Age	Position(s) with the Company	Director Since
Guillermo Diaz Jr.	57	Independent Director	2022
David L. Goebel	72	Independent Non-Executive Chairman of the Board	2008
Darin S. Harris	54	Chief Executive Officer and Director	2020
Sharon P. John	58	Independent Director	2014
Madeleine A. Kleiner	71	Independent Director	2011
Michael W. Murphy	65	Independent Director	2002
James M. Myers	65	Independent Director	2010
David M. Tehle	66	Independent Director	2004
Vivien M. Yeung	50	Independent Director	2017
Vote Required for Approval
In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.
ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NINE NOMINEES.
16 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Qualifications and Biographical Information
Our Board includes individuals with expertise in executive leadership and management, accounting and finance, marketing and branding, and across restaurant, franchise, hospitality, retail, manufacturing, healthcare, and technology industries. Our directors have a diversity of backgrounds and experiences. We believe that, as a group, they work effectively together in overseeing our business, hold themselves to the highest standards of integrity, and are committed to representing the long-term best interests of our stockholders.
Biographical information for each of the Director nominees, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the Director nominees should serve as a director, is set forth on the pages below. In addition to the business and professional experiences described below, our director nominees also serve on the boards of various civic and charitable organizations.
Director Nominees
Guillermo Diaz, Jr.
Qualifications:

• Mr. Diaz’s qualifications to serve on our Board include his three decades of experience in telecommunications and information technology across Cisco Systems and Kloudspot and his background in leadership of digital transformation programs. Additionally, Mr. Diaz brings significant diversity, equity & inclusion (DEI) experience to the Board as evidenced by his current leadership in HITEC and Connectado.

Director Since September 2022

Mr. Diaz has been a director of the Company since September 2022. Since January 2019, Diaz has served as the Chairman of the Hispanic Technology Executive Council (“HITEC”), a premier, global executive leadership organization of senior business and technology executives building outstanding careers in technology. Since February 2022, Mr. Diaz has also served as the Founder and CEO of Conectado Inc., an innovative, Web 3 digital platform with the mission of accelerating access to opportunities for underrepresented minorities, and since August 2020, he has served on the Board of Directors for Blue Shield of California. Prior to his current roles, Mr. Diaz served as CEO at Kloudspot, Inc., an innovative predictive AI and IoT analytics platform provider, from February 2020 to December 2021, and served as Global Chief Information Officer (CIO) at Cisco Systems, Inc. from January 2000 to February 2020. In addition to his role as CIO at Cisco, he led the Customer Digital Transformation program, where he and his team leveraged Cisco’s own digital journey and thought leadership to partner with customers to develop their own digital transformation programs. Mr. Diaz began his career in telecommunications with the U.S. Navy, where he received a military scholarship that led to his Bachelor of Science degree in Business Administration from Regis University in Colorado.

JACK IN THE BOX INC. | 2023 PROXY STATEMENT 17

PROPOSAL ONE — ELECTION OF DIRECTORS

David L. Goebel
Qualifications:

• Mr. Goebel has more than 40 years of experience in the retail, food service, and hospitality industries. Mr. Goebel’s qualifications to serve on our Board include: his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries; his work as an executive consultant; his relevant industry experience, including his experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning; and his service on other private and public boards.

Non-Executive Chairman of the Board; Director Since December 2008

Mr. Goebel has been a director of the Company since December 2008 and has served as Non-Executive Chairman of the Board since June 2020. He is a partner and Faculty Member for The ExCo Group LLC (formerly Merryck & Co.

Americas), a worldwide firm that provides peer to peer mentoring services for CEOs and senior business executives. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates a fast-casual healthy concept under the name Cultivare Greens & Grains and a fast- casual pizza concept under the name Pie Five Pizza Company. Mr. Goebel also served as acting President and CEO of Mr. Goodcents Franchise Systems, Inc. from 2010 until December 2014. From 2001 until 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time the company operated nearly 2,000 restaurants in the United States and internationally. Previous to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, he was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co- owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998. Since 2017, Mr. Goebel has served on the board of directors of Wingstop Inc. which operates and franchises more than 1,500 fast-casual restaurant locations across the United States and internationally. He currently serves as the Chair of their Compensation Committee and a member of their Nominating and Corporate Governance Committee. Since June 2020, Mr. Goebel has served on the board of directors of iOR Holdings, Inc., a private company that provides efficient solutions for office-based surgery in ophthalmology. Since October 2021, Mr. Goebel has also served on the board of directors of Murphy USA Inc., a leading marketer of retail motor fuel products and convenience merchandise, where he serves as a member of the Audit Committee and Executive Compensation Committee.

18 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

Darin S. Harris
Qualifications:

• Mr. Harris has more than 25 years of leadership experience in the restaurant industry encompassing operations, franchising, brand strategy, and restaurant development. His professional expertise and knowledge of our business, our industry, and our competitive position bring an important Company perspective to the Board.

Chief Executive Officer; Director Since June 2020
Darin Harris began his role as Chief Executive Officer and joined the Board of Directors in June 2020. He was previously CEO of North America for flexible working company, IWG PLC, Regus,
North America, from April 2018 to May 2020. Prior to that, from August 2013 to January 2018, Mr. Harris served as Chief Executive Officer of CiCi’s Enterprises LP. Mr. Harris also previously served as Chief Operating Officer for Primrose Schools from October 2008 to July 2013. He previously held franchise leadership roles as Senior Vice President at Arby’s Restaurant Group, Inc, from June 2005 to October 2008 and Vice President, Franchise and Corporate Development at Captain D’s Seafood, Inc., from May 2000 to January 2004. He was also a prior franchise operator of multiple Papa John’s Pizza and Qdoba Mexican Grill restaurants from November 2002 to June 2005. Since October 2021, Mr. Harris has also served on the board of directors of Shipley Do-nut Flour & Supply Co., a private American donut company and coffeehouse chain with more than 300 franchised locations in the Southern United States.

Sharon P. John
Qualifications:

• Ms. John’s qualifications to serve on our Board include her current role as CEO and director of a publicly traded global retail company and her broad merchandising, marketing, branding, sales and executive management experience, including key roles at well-known consumer brands.

Director Since September 2014

Ms. John has been a director of the Company since September 2014. Ms. John has been the Chief Executive Officer, President and a member of the Board of Directors of Build-A-Bear Workshop, Inc. since June 2013. From

January 2010 through May 2013, Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine Worldwide, Inc., a global designer, manufacturer and marketer of footwear and apparel. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also served in a range of roles at Mattel, Inc. She started her career in the advertising industry.

JACK IN THE BOX INC. | 2023 PROXY STATEMENT 19

PROPOSAL ONE — ELECTION OF DIRECTORS

Madeleine A. Kleiner
Qualifications:

• Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies, as outside counsel to numerous public companies and her past and current experience on public company boards. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes- Oxley compliance, human resources and executive compensation, government relations and crisis management.

Director Since September 2011

Ms. Kleiner has been a director of the Company since September 2011 and is currently Chair of the Nominating and Governance Committee. From 2001 to 2008, Ms. Kleiner was Executive Vice President, General Counsel and Corporate

Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors’ matters. From 1999 through 2001,Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the board of directors of Northrop Grumman Corporation since 2008, where she is a member of the Compensation Committee. Ms. Kleiner also serves on the board of directors of the Ladies Professional Golf Association (“LPGA”) and the Reserve Club.

Michael W. Murphy
Qualifications:

• Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, an integrated healthcare delivery system with multiple facilities and more than 18,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

Director Since September 2002

Mr. Murphy has been a director of the Company since September 2002 and is currently Chair of the Compensation Committee. Mr. Murphy served as President and Chief Executive Officer of Sharp HealthCare from April 1996 until his retirement in February 2019, and as member of the Sharp Board from 2007 through his retirement. Sharp is a comprehensive healthcare delivery system which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

20 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

James M. Myers
Qualifications:

• Mr. Myers’ qualifications to serve on our Board include more than 35 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 25 years with Petco, a national specialty retail chain with more than 1,500 stores in all 50 states, Puerto Rico and Mexico. Mr. Myers brings to the Board his experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies, as well as prior experience of serving on a public company board and audit committee.

Director Since December 2010

Mr. Myers has been a director of the Company since December 2010 and is currently Chair of the Finance Committee. Mr. Myers served as Chairman of the Board of Petco, the national pet supplies retailer from July 2015 until September

2018 and was also Petco’s Chief Executive Officer from 2004 until February 2017. Previously, Mr. Myers held the following positions at Petco: President from 2011 until 2015; Chief Financial Officer from 1998 to 2004; and Vice President and Controller from 1990. Prior to that, Mr. Myers was a Certified Public Accountant with KPMG LLP.

David M. Tehle
Qualifications:

• Mr. Tehle’s qualifications to serve on our Board include his lengthy experience in senior financial management at public companies in the retail and manufacturing industries, and his service on other boards of public companies in the retail and food service sectors. As an active CFO through June 2015, he was responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

Director Since December 2004

Mr. Tehle has been a director of the Company since December 2004 and is currently Chair of the Audit Committee. He served as Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded company, from 2004 until his retirement in 2015. Prior to that, Mr. Tehle served from 1997 to 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc. Mr. Tehle served on the board of directors of Genesco, Inc. from February 2016 through June 2019. Since July 2016, he has served on the board of US Foods Holding Corp., where he chairs the Audit Committee; and since July 2017, on the Board of National Vision, Inc. where he also chairs the Audit Committee.

JACK IN THE BOX INC. | 2023 PROXY STATEMENT 21

PROPOSAL ONE — ELECTION OF DIRECTORS

Vivien M. Yeung
Qualifications:

• Ms. Yeung’s qualifications to serve on our Board include her current strategic work and recent strategic roles at publicly traded global retail companies, as well as her broad background in strategy development across channel development, marketing, product management, international growth, pricing and new business development, including at Kohl’s, Lululemon, Starbucks, and as a consultant at Bain.

Director Since April 2017

Ms. Yeung has been a director of the Company since April 2017. Ms. Yeung is currently serving as the Executive Vice President & Chief Strategy Officer of Kohl’s Corporation. From January 2018 until November 29, 2019, Ms.

Yeung served as General Manager, Venture at Lululemon Athletica Inc, a healthy lifestyle inspired athletic apparel company. She previously served as that company’s Chief Strategy Officer from May 2015, to January 2018, and as Vice President, Strategy from November 2011 to May 2015. From 2008 until 2011, Ms. Yeung was an independent consultant working with philanthropies, non-profit organizations and small to medium-sized enterprises on strategy development. From 2002 to 2008, she held positions with increasing responsibilities at Starbucks Coffee Company, a global premium food and beverage retailer, leading strategy development and process improvement for its North America, International, and Global Product organizations. Ms. Yeung started her career with Bain & Company, a global strategy consulting firm, advising clients on growth, operational and investment strategies across Greater China, Southeast Asia and Australia.

22 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
We operate within a comprehensive corporate governance structure driving and expecting the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct: “The Integrity Playbook,” the charters for our Audit, Compensation, Finance, and Nominating and Governance Committees, and other corporate governance information, are available at http://investors.jackinthebox.com. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.
Directors’ Independence
The Jack in the Box Inc. Director Independence Guidelines provide that a director is not independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than
1% of the organization’s latest publicly available national annual charitable receipts.
The Board has analyzed the independence of each Director. It has determined that all but Mr. Harris are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these Directors have a material relationship with the Company. Mr. Harris is our current Chief Executive Officer and an employee, and therefore he is not considered “independent” as that term is defined by the relevant listing rules and governance guidelines.
Board Meetings, Annual Meeting of Stockholders, and Attendance
In fiscal 2022, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. The Board held seven meetings in fiscal 2022.
While we do not have a formal attendance policy regarding attendance by our directors at our annual stockholder meetings, all directors standing for election in 2023 and who were Company directors at the time attended the 2022 Annual Meeting.
Determination of Current Board Leadership Structure
In April 2020, the Board of Directors, with input from the Nominating and Governance Committee, appointed independent director David Goebel as Non-Executive Chairman of the Board, effective in June 2020 once Darin Harris started his employment as Chief Executive Officer with the Company. Previously, Mr. Goebel has been on the Board of Directors since December 2008 and previously served as the Lead Independent Director. The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval.
In November 2022, the Board of Directors, with input from the Nominating and Governance Committee, conducted this annual assessment, including assessing whether the roles of Chief Executive Officer (“CEO”) and Chairman of the Board should continue to be split between two different
individuals.Based on the recommendation of the Nominating and Governance Committee, the Board believes that the leadership structure with an independent Chairman of the Board is still appropriate at this time and will promote continued effective decision-making.
The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that at this time having separate persons in these roles enhances the ability of each to
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 23

CORPORATE GOVERNANCE

discharge those duties effectively and, as a result, enhances the Company’s prospects for success. As Chairman, Mr. Goebel will continue to call and preside at meetings of the independent directors as well as the Board, and he will, in consultation with the CEO and other directors, establish the agenda for each Board of Director’s meeting. The Chairman also serves as the spokesman for the Board of Directors should any public communications from the Board be appropriate. As noted earlier, the Board assesses its leadership structure on a regular basis and would revisit the current structure should it deem a change in that structure appropriate.
The Board’s Role in Risk Oversight
Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) quarterly reports from the Head of Internal Audit (Internal Audit Head) to the Audit Committee relating to risk management and oversight; (ii) ongoing enterprise risk management discussions by the full Board with the Director of Internal Audit and Company leadership;(iii) receiving reports directly from employees responsible for the management of particular business risks; and (iv) reports by each Committee Chair regarding the respective Committee’s oversight of specific risk topics.
The Board reviews cybersecurity risk with the Chief Information Officer regularly and has delegated oversight of other specific risk areas to Committees of the Board. For example, the Audit Committee discusses with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and mitigate those risks. As another example, the Compensation Committee discusses with its independent consultant, Management and the Compensation Risk Committee the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at http://investors.jackinthebox.com.
A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in the Section “Compensation Risk Analysis” contained later in this proxy.
The Board’s Role in Succession Planning
The Board expects Management to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review at least annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session at each Board meeting. Additionally, the Board oversees ongoing plans for management development and retention, as well as executive succession, including CEO succession. At times, the Board will delegate to the Compensation Committee or, as it has recently done, to an Ad Hoc Succession Planning Committee of the Board, responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with Management and the Board and to make recommendations to the Board with respect thereto.
Committees of the Board
The Board of Directors has four standing committees: Audit, Compensation, Nominating and Governance, and Finance. The Board considers new committee and chair assignments and the designation of a Non-Executive Chairman of the Board each February. Effective February 2022, the Board of Directors approved the Board Committee assignments for the year and re-designated David Goebel as the Non-Executive Chairman of the Board. The current committee makeup is provided in the “Board Nominees” table in the Proxy Summary.
The authority and responsibility of each Committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance
Committees is included in each Committee charter available at http://investors.jackinthebox.com.
Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:
•	the integrity of the Company’s financial reports;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent registered public accountant’s performance, qualifications and independence;
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•	the performance of the Company’s internal auditors; and
•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.
The Audit Committee has sole authority to select, evaluate, and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2023 and is asking the stockholders to ratify this appointment in Proposal 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection to determine, in its discretion, whether to retain KPMG or to select a different registered public accountant. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.
The Audit Committee meets at least each quarter with KPMG, Management and the Company’s Internal Audit Head, to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee also meets at least each quarter in private sessions with KPMG, Management, and the Internal Audit Head. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that a majority of members of the Audit Committee qualify as an “audit committee financial expert” as defined by SEC rules.
The Audit Committee held four meetings in fiscal 2022. Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” section of this proxy.
Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation, and it oversees the performance evaluation of Management. The Compensation Committee reviews and approves the Company’s compensation philosophy and the compensation of executive officers, including short and long-term goals and metric and compensation components (e.g., cash, equity and other forms of compensation). The Compensation Committee discusses with Management and reports to the Board any significant risks associated with the design and administration of the Company’s compensation programs and succession planning, and actions taken by Management to mitigate such risks. The Committee has approved the disclosures in the Company’s “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee held seven meetings in fiscal 2022.
Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with Management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with Management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by Management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held seven meetings in fiscal 2022.
Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include assessing the makeup and diversity of the Board, identifying and recommending qualified candidates to be nominated for election as directors at the Annual Meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with Management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:
•	evaluating director candidates for nomination;
•	evaluating the appropriate Board size;
•	reviewing and recommending corporate governance guidelines to the Board;
•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;
•	overseeing the Company’s political and charitable contributions;
•	assisting the Board in its oversight of the Company’s insider trading compliance program;
•	recommending director education; and
•	overseeing the Company’s ESG and sustainability strategy, initiatives, and policies.
All nominees for election as directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held four meetings in fiscal 2022.
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Committee Member Independence
The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of
1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), and (iii) the requirements of Rule 10C-1 under the Securities Exchange Act of 1934.
Executive Sessions
Our independent, non-employee Directors meet in executive session without Management present at each regularly scheduled meeting of the Board. Mr. Goebel leads such executive sessions in his role as Non-Executive Chairman. The
Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other Committees of the Board meet in executive session as they deem appropriate.
Board Composition and Refreshment
Policy Regarding Consideration of Director Candidates and Makeup and Diversity of the Board. The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board for nomination as directors. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at http://investors.jackinthebox.com.
The following are some of the factors generally considered by the Nominating and Governance Committee in evaluating director candidates:
•	the appropriate size of the Board;
•	the perceived needs of the Company for particular skills, background, and business experience;
•
the skills, background, reputation and experience of the nominees, including whether those qualities add to a diversity of experiences, backgrounds, individuals, viewpoints and perspectives on the Board;

•	leadership, character and integrity;
•	independence from Management and from potential conflicts of interest with the Company;
•	experience with accounting rules and practices;
•	experience with executive compensation;
•	applicable regulatory and listing requirements, including independence requirements and legal considerations;
•	interpersonal and communications skills and the benefits of a constructive working relationship among directors; and
•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.
The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.
Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 75. The Board does not believe it should establish term limits which could disadvantage the Company by forcing out directors whose tenure and experience continue to add value to the workings of the Board.
Board Tenure Review Policy. The Company has a tenure review policy pursuant to which any director who has served more than 12 years on the Board shall submit to the Committee his or her voluntary offer to resign from the Board. The Committee undertakes a thorough review of any such director’s continued effectiveness and appropriateness for service and recommends to the full Board that it either accept or reject the offer of resignation; in the latter event, the long- tenured director may continue to serve on the Board and must re-submit his or her resignation offer every three years for subsequent review.
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Stockholder Recommendations and Board Nominations
In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:
Nominating and Governance Committee of the Board of Directors c/o Office of the Corporate Secretary
Jack in the Box Inc.
9357 Spectrum Center Blvd.
San Diego, CA 92123
Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly. The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. The Company generally retains a search firm to assist it in identifying and screening candidates, and in conducting reference checks. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.
A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws. Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:
•	is a party to any voting commitment that has not been disclosed to the Company;
•	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;
•	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement; and
•	will comply with the Company’s publicly disclosed policies and guidelines.
The foregoing is a summary of provisions of the Company’s Bylaws and is qualified by reference to the actual provisions of Article III, Section 3.16.
Code of Conduct
Jack in the Box Inc. is committed to establishing and maintaining an effective ethics and compliance program that is intended to increase the likelihood of preventing, detecting, and correcting ethical lapses and violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which applies to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and with procedures for communicating any ethics or compliance concerns to the Company. The Code is revised from time to time, most recently in July 2020 to update certain references to new personnel.
The Code is available on the Company’s website at http://investors.jackinthebox.com. We will disclose amendments to, or waivers of our Code that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackintheboxinc.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company did not grant any such waivers in fiscal 2022 and does not anticipate granting any such waiver in fiscal 2023.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2022, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2022, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.
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Additional Corporate Governance Principles and Practices
The Company has adopted Corporate Governance Principles and Practices which contain general principles and practices regarding the functioning of the Board of Directors and the Board Committees. The Nominating and Governance Committee regularly reviews the Principles and Practices and recommends revisions if and as appropriate. The full text of the Principles and Practices may be found at http://investors.jackinthebox.com. The Principles and Practices address many of the items discussed above, and also include the following items:
Limitation on Other Board Service. Non-employee directors may not serve on the boards of more than three other public companies. Our Corporate Officers are generally limited to serving on no more than one outside public company board, taking into consideration the time commitment and potential business conflicts inherent in such service.
Review of Director Skill Matrix. The Nominating and Governance Committee annually utilizes a skill matrix to assess the capabilities of the current directors and any needs for the Board as a whole. The matrix itself is updated if and as necessary to assure that it remains relevant to the evolving needs of the Company and the Board.
Board, Committee, and Individual Director Evaluations. The directors annually participate in a robust evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the outcome of these self-evaluations. As part of the evaluation process most years, the Non-Executive Chairman of the Board will meet individually with each director to generate and discuss any ideas for improving the effectiveness of the director and/or the Board.
New Director Orientation and Continuing Education. The Board works with Management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges, and corporate governance practices, including board ethics. Continuing education programs may include in-house and third-party presentations and programs.
ESG Governance & Leadership
We believe the success of our past and of our future is built on the foundation of conducting our business with honesty, integrity and an uncompromised standard of ethics. Integrity is at the core of our interactions with each other and with our guests. This requires more than offering delicious, craveable food with friendly service. We strive to instill an environment of open communication and strong ethics throughout the organization and in all our business relationships.
ESG oversight is conducted from the highest levels of our organization. Our Nominating and Governance Committee oversees our ESG and sustainability strategy, initiatives, and policies, and it reviews management’s assessments of such strategy, initiatives, and policies. Additionally, the other committees of the Board are briefed on ESG matters relevant to their scope. For example, the Audit Committee is responsible for enterprise risk management and oversight over the Company’s ethics program in promoting an ethical culture, while the Compensation Committee oversees topics such as gender pay equity and human capital management.
At the management level, ESG oversight is provided by our Chief Legal & Risk Officer and our ESG Steering Committee, who support our ongoing commitment to sustainability and the integration of ESG into our business operations. Our ESG Steering Committee is charged with setting the company’s ESG strategy; overseeing communication with employees, investors and other stakeholders with respect to ESG matters; and monitoring and anticipating developments related to and improving our understanding of ESG matters. The ESG Steering Committee is made up of subject-matter experts in relevant disciplines across our organization such as human resources, operations, supply chain, investor relations, and legal and government affairs. The Committee reports to the Board of Directors at least annually and to the Nominating and Governance Committee at least biannually.
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS
Under its charter, the Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and recommending to the Board the form and amount of compensation for our non-employee directors. The following discussion of compensation and stock ownership requirements applies only to our non-employee directors and does not apply to Mr. Harris, who is an employee of the Company, compensated as an executive officer, and does not receive additional compensation for service as a director.
The Board believes that total compensation for directors should reflect the work required in both (i) their ongoing oversight and governance role and (ii) their continuous focus on driving long-term performance and stockholder value. The compensation program is designed to provide pay that is within a competitive range approximating the 50th percentile of pay of directors in the Company’s Peer Group. (The methodology used in determining the companies in the Fiscal 2022 Peer Group, and those companies, are described in Section III.b of the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement). The program consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”).
Director Compensation Program Review
The Compensation Committee periodically reviews the competitiveness of the director compensation program, typically every two years. Any changes to director cash retainers and/or annual stock award values generally occur only after such review. The last review occurred in March 2022 when the Committee’s independent compensation consultant Meridian Compensation Partners (“Meridian”) provided competitive market data of directors in the Company’s fiscal
2022 Compensation Peer Group. The Committee
recommended and the Board approved that a) the annual equity grant increase $20,000, resulting in $155,000 for the Chairman and $110,000 for board members, and b) the requirement that directors hold 50% of the shares resulting from RSU grants until termination of service be changed to, hold 50% of the shares resulting from RSU grants until the stock ownership requirement has been met. No other changes were made to the director compensation program.
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

Annual Compensation Program
a. Cash Retainers
Each director receives an annual cash retainer for his or her service on the Board, service on Board committees or chair of a Board committee, and service as Chairman or Lead Director, as applicable. There are no meeting fees. Cash retainer payments are paid quarterly in arrears following the Annual Stockholder Meeting each year. New directors receive a prorated quarterly retainer payment in arrears, if applicable, following his or her appointment to the Board.
2022 RETAINERS
Annual Board Service	$65,000
Chairman	$45,000
Lead Director(1)	$17,500
(1)	Only applies if an independent board member does not occupy the Chairman role.
Committee	Committee Chair(1)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$7,500
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000
(1)	Includes Committee membership retainer
Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the Jack in the Box Inc. Deferred Compensation Plan for Non- Management Directors (the “Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Common Stock on the NASDAQ Stock Market for the 10 trading days immediately preceding the date the deferred compensation is credited to the director’s account. Under the Deferred Compensation Plan, to the extent dividends are paid, dividend equivalents and fractions thereof are converted to additional Common Stock equivalents and are credited to a director’s deferred compensation account as of the dividend payment dates. Each director’s account is settled in an equal number of shares of Common Stock upon the director’s termination of service from the Board. The Deferred Compensation Plan is a non-qualified plan under the Internal Revenue Code.
b. Expenses
The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.
c. Annual Equity Grant — Restricted Stock Units
Each director receives an annual grant of RSUs under the Jack in the Box Inc. 2004 Stock Incentive Plan (“2004 Stock Incentive Plan”). We grant RSUs for the following reasons:
•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of long-term alignment with stockholder interests.
•	RSUs are a prevalent form of director compensation among the Company’s Peer Group.
The Company determines the number of RSUs to be granted by dividing the annual equity award value ($155,000 for the Chairman, and $110,000 for board members) by the closing price of Common Stock on the date of the annual grant, which is shortly after the annual meeting of stockholders, provided the director is providing services to the Company on the date of grant. RSUs vest on the earlier of the first business day 12 months from the date of grant (unless deferred) or upon the director’s termination of service with the Board. Directors may elect to defer receipt of shares issuable under RSU awards to termination of their Board service; and beginning with the February 2015 RSU awards, shares that have vested and been deferred earn a dividend (in the form of Common Stock equivalents) to the same extent the Company pays a dividend on outstanding shares.
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

Director Ownership and Stock Holding Requirements
The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Pursuant to our Corporate Governance Principles and Practices, the Board desires that, within a reasonable period after joining the Board, each non-employee director hold Common Stock with a value of at least five times the annual cash Board service retainer, equal to $325,000. Direct holdings, unvested and deferred RSUs, and Common Stock equivalents count toward ownership value. In addition, each director is required to hold at least 50% of the shares resulting from RSU grants until the stock ownership requirement is met. The table below shows each non-employee director’s ownership value as of fiscal year-end 2022, based on a closing stock price of $74.07 on the last trading day of fiscal 2022 (September 30, 2022). Each of our directors meets the stock holding requirement, except for Mr. Diaz who joined the Board in September 2022.
Name	Board Service Effective Date	Direct Holdings/ Unvested RSUs	Deferred Units & Common Stock Equivalents	Total Value
Mr. Diaz	Sept. 2022	$0	$0	$0
Mr. Goebel	Dec. 2008	$638,854	$1,300,007	$1,938,931
Ms. John	Sept. 2014	$283,170	$406,792	$689,962
Ms. Kleiner	Sept. 2011	$588,560	$833,806	$1,422,366
Mr. Murphy	Sept. 2002	$102,957	$5,015,724	$5,118,681
Mr. Myers	Dec. 2010	$535,748	$1,497,918	$2,033,666
Mr. Tehle	Dec. 2004	$675,592	$3,681,872	$4,357,464
Ms. Yeung	April 2017	$102,957	$656,112	$759,069
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

Fiscal 2022 Compensation
The table below shows the compensation amounts for each of the Company’s non-employee directors who served in fiscal 2022. Mr. Goebel, Chairman of the Board, received an annual equity award of 1,958 RSUs valued at $155,000 on the date of grant (March 7, 2022), and each of the other directors, except for Mr. Diaz who joined the board in September 2022, received an annual equity award of 1,390 RSUs, valued at $110,000 on the date of grant. The RSUs vest 100% on the earlier of the first business day 12 months from the date of grant or upon the director’s termination of service with the Board.
Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
Mr. Diaz(1)	$0	$0	$0	$0
Mr. Goebel	$122,500	$155,000	$28,910	$306,410
Ms. John	$77,500	$110,000	$9,154	$196,654
Ms. Kleiner	$87,500	$110,000	$10,967	$208,467
Mr. Murphy	$95,000	$110,000	$101,633	$306,633
Mr. Myers	$87,500	$110,000	$31,322	$228,822
Mr. Tehle	$95,000	$110,000	$64,889	$269,889
Ms. Yeung	$80,000	$110,000	$14,354	$204,354
(1)	Mr. Diaz joined the board in September 2022 and did not receive any cash retainers or stock awards in fiscal 2022.
(2)
“Fees Earned or Paid in Cash” reflects Board and Committee retainers paid to each director in 2022 either (a) in cash or (b) deferred at the director’s election (in the case of Ms. Yeung, and Messrs. Goebel and Myers).

(3)	“Stock Awards” reflects the grant date fair value of RSUs granted under the 2004 Stock Incentive Plan, computed in accordance with ASC 718.
(4)
The amount reported in the “All Other Compensation” column reflects four dividend payments made during fiscal 2022 that were credited to the applicable directors’ common stock equivalent accounts, in connection with (1) the respective director’s prior deferral of cash retainers, under the Director Deferred Compensation Plan described in the above section “a. Cash Retainers” and/or (2) beginning with the February 2015 RSU award, vested deferred RSUs as described in section c. “Annual Equity Grant – Restricted Stock Units.” Dividends are paid only to the same extent the Company pays a dividend on outstanding shares.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended October 2, 2022.
The Audit Committee has reviewed and discussed the annual consolidated financial statements with Management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor.
The Audit Committee met on four occasions in the fiscal year ended October 2, 2022. The Audit Committee met with the independent auditor, with and without Management present, to discuss the results of its audit and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Statement on Auditing Standards No. 1301 Communications with Audit Committees. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.
In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s Management and internal audit group as well as the Company’s independent auditor whose reports express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting.
Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022, for filing with the SEC.
THE AUDIT COMMITTEE
David M. Tehle, Chair
Madeleine Kleiner
James M. Myers
Vivien M. Yeung
This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES
The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended October 2, 2022, and October 3, 2021.
	2022	2021
Audit Fees(1)	$2,006,145	$1,091,883
Securitization Related Audit Fees(2)	$115,000	$110,000
All Other Fees(3)	$155,000	$—
KPMG Total Fees	$2,276,145	$1,201,883
(1)
Audit Fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit Fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports.

(2)	Securitization Related Audit Fees include fees for the audit of Jack in the Box SPV Guarantor, LLC and Subsidiaries’ consolidated annual financial statements.
(3)
All Other Fees include the issuance of consents that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements and the issuance of a Comfort Letter in connection with the Company’s Securitization Refinancing transaction.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services, other than audit services, is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.
Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, which is available on our website at http://investors.jackinthebox.com.
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PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2023. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.
KPMG LLP has served as the Company’s independent auditor since 1986. One or more representatives of KPMG LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting. The following proposal will be presented at the Annual Meeting:
Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 1, 2023, is hereby ratified, confirmed and approved.
Vote Required for Ratification
Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 35

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders have the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures, and related footnotes included in this Proxy Statement. This “Say on Pay” vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received a 93.6% favorable vote on Say on Pay at our March 2022 Annual Meeting of Stockholders.
The Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance goals and analysis.
As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of annual and long-term financial and operational goals (and, in some years, strategic goals), and aligns our NEOs’ interests with the long- term interests of our stockholders by providing a mix of performance and time-based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.
Our fiscal 2022 NEOs include our Chief Executive Officer (CEO); Former Executive Vice President, Chief Financial Officer (CFO); Executive Vice President, Chief Marketing Officer (CMO); Senior Vice President, Chief Technology Officer (CTO); and Senior Vice President, Chief People Officer (CPO).
The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:
Pay for Performance Orientation
•
Competitive, Targeted Pay. We target executive base salary, target total cash compensation, and target total direct compensation to deliver competitive pay for performance that meets expectations, and the opportunity for higher pay only if performance exceeds expectations.

•
Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, with a significant portion of target compensation in the form of annual and long-term incentives that directly tie to achievement of Company financial and strategic goals and drive long-term stockholder value.

•
Long-Term Incentive (“LTI”). Annual equity awards for our NEOs in fiscal 2022 included performance shares (“PSUs”) and time-vested restricted stock units (“RSUs”), equally weighted, and with holding requirements. The PSUs vest three years after the grant date with the final number of PSUs earned based on achievement of Company financial goals over a three-fiscal year period. The grant guidelines, goals, and performance metrics for the PSU awards granted in March 2022 for the performance period fiscal 2022-2024 are further described in the CD&A.

•
2022 Annual Incentive. In 2022, our NEOs’ annual incentive opportunity was based on two financial metrics, (1) Operating EBIT (weighted 50%) and (2) System Same- Store Sales (weighted 30%), and a Strategic Goal (weighted 20%). The total incentive payout attained by our NEOs was 75% of target payout, as determined by the Board and applying negative discretion, as described further in the CD&A.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Alignment with Long-Term Stockholder Interests
•
Equity Awards. The largest portion of our NEOs’ total pay is delivered in equity awards (for fiscal 2022, PSUs and RSUs), representing 60% of Mr. Harris’ targeted total direct compensation in fiscal 2022.

The RSUs granted in fiscal 2022 vest 25% per year over four years, and the PSUs granted in fiscal 2022 vest at the end of a three-year performance period based on achievement of pre-established performance goals.
•
Stock Ownership and Stock Holding Requirement. Our NEOs and other executive officers are required to own a significant amount of the Company’s stock based on a multiple of base salary, in addition to a stock holding requirement whereby each executive must hold 50% of after-tax net shares resulting from the vesting of PSUs and

RSUs until the executive meets their multiple of base salary stock ownership requirement (“hold until met”). Prior to fiscal 2022, the holding requirement was to hold “until termination of service” and was changed to “hold until met” in fiscal 2022.
•	No Evergreen – No Repricing. We do not have an evergreen plan, and we prohibit repricing equity awards without stockholder approval.
•
No Pledging or Hedging. As described in greater detail in the CD&A, we prohibit Section 16 officers (including our NEOs and other executive officers) from pledging Company stock as collateral for any obligation or engaging in hedging transactions involving our stock.

Recommendation
With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs, setting NEO compensation that links pay to performance and provides an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:
“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described narrative disclosures in this Proxy Statement for the 2023 Annual Meeting of Stockholders.”
Vote Required for Approval
Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal and will not be included in calculating the number of votes necessary for approval for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 37

CD&A — I. EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) explains the key objectives and elements of our executive compensation program and the compensation decisions for our named executive officers (“NEOs”) in fiscal 2022. The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs. Our fiscal 2022 NEOs are:
• Darin S. Harris	Chief Executive Officer (“CEO”), our principal executive officer
• Timothy E. Mullany(1)	Executive Vice President, Chief Financial Officer (“CFO”), our former principal financial officer
• Ryan L. Ostrom	Executive Vice President, Chief Marketing Officer (“CMO”)
• Richard D. Cook(2)	Senior Vice President, Chief Technology Officer (“CTO”)
• Steven Piano	Senior Vice President, Chief People Officer (“CPO”)
(1)
Mr. Mullany separated employment with the Company on February 2, 2023. Effective December 12, 2022, Dawn E. Hooper, the Company’s Senior Vice President of Financial Reporting and Controller, assumed a temporary role as our principal financial officer, and she will continue serving in this role until the Board appoints a successor Principal Financial Officer.

(2)	Mr. Cook joined the Company in October 2021.
Quick Reference Guide
Executive Summary	Section I
Compensation Principles and Objectives	Section II
Compensation Competitive Analysis	Section III
Elements of Compensation	Section IV
Compensation Decision-Making Process	Section V
Fiscal 2022 Compensation	Section VI
Additional Compensation Information	Section VII
CEO Pay Ratio Disclosure	Section VIII
I. EXECUTIVE SUMMARY
Jack in the Box is committed to responsibly building long-term stockholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of Company performance and stockholder value creation. This executive summary provides an overview of our fiscal 2022 performance, compensation framework and pay actions, targeted total direct compensation, and CEO pay for performance alignment.
a. Fiscal 2022 Review
Summary
Fiscal 2022 was another uniquely challenging operating environment for the restaurant industry, and our restaurant operators, franchisees, and team members across both Jack in the Box and Del Taco (which we acquired in March 2022) continued to show their energy, passion, and heart into serving our guests and making a difference for others and our future.
Despite the challenges, the dedication and tenacity of our people has created momentum for our two challenger brands heading into 2023 and for the long term as we shift toward becoming a growth-oriented company.
The excitement around our future primarily relates to four key areas where, regardless of the challenging margin environment, we are delivering.
-	First, the reliability and consistency of our top-line performance and fundamental strength in place to carry the business forward.
-	Second, we have been doing the tough work over the last couple of years of preparing for growth, optimizing our portfolio, and building a pipeline of new restaurants.
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CD&A — I. EXECUTIVE SUMMARY

-	Third, we have made tremendous progress evolving into a more innovative and relevant digital-focused business, and we are now a formidable competitor within the digital landscape.
-
And lastly, 2022 was a big year of progress related to operations, including improving our store-level model through financial fundamentals, equipment and training, and improvement in all metrics related to training and the overall guest experience.

Thank you for your interest and support in Jack in the Box, and we look forward to a great year of continued progress ahead in 2023.
Returns to Stockholders
The Company returned approximately $62 million to shareholders through stock buybacks and dividends in Fiscal 2022 and continues to offer a viable long-term opportunity for shareholders seeking a value-oriented stock with a new, growth-focused strategy in place.
Financial and Operational Results (FY 2022)
•	Systemwide sales increased 2.6%(1) year-over-year for Jack in the Box and 3.9%(1) for Del Taco.
•	System same-store sales(2) increased 0.8% year-over-year for Jack in the Box, marking the twelfth consecutive year of same-store sales growth and 3.9% for Del Taco(3).
•	Total revenues increased by $324.4 million, or 28.4%, year-over-year.
•	Net earnings decreased to $115.8 million, and diluted earnings per share (“EPS”) decreased to $5.45.
•	Restaurant level margin(4) decreased to 16.4% for Jack in the Box (19.5% when excluding Evolving Markets) and was 17.0% for Del Taco.
•	Franchise level margin(4) decreased to 41.2% for Jack in the Box and was 42.4% for Del Taco.
•	Adjusted EBITDA(5) decreased 7.5% year-over-year to $306.6 million.
•	Net units decreased 1.7% year-over-year for Jack in the Box, with 54 closures and 17 store openings during the year. For Del Taco, net units decreased 1.8%.
(1)	Systemwide sales growth is computed using a 52-week prior year fiscal calendar for comparative purposes.
(2)
System same-store sales represents changes in sales at company and franchise restaurants open more than one year. Franchise sales represent sales at franchise restaurants and are revenues of our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchise sales. We believe system same-store sales information is useful to investors as it has a direct effect on the Company’s profitability.

(3)
Del Taco same-store sales on a two-year basis and all prior year comparisons are pro forma and based on the time period of Jack in the Box’s full two-year fiscal calendar. We believe Del Taco's information on this time period is useful to investors as they have a direct effect on the company's profitability.

(4)
Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

(5)
Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, the amortization of favorable and unfavorable leases and subleases, net and the amortization of franchise tenant improvement allowances and incentives. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

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CD&A — I. EXECUTIVE SUMMARY

b. Fiscal 2022 Compensation Framework and Key Pay Actions
Our executive compensation program is designed to motivate, engage, and retain a talented executive leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of multiple performance metrics, varying time horizons, and multiple equity vehicles. The largest portion of our executives’ compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals, and stock price performance. In combination, these metrics and vehicles provide a balanced and comprehensive view of performance and drive the Committee’s executive compensation decisions.
Consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2022 performance directly impacted compensation decisions and pay outcomes, as shown below in the chart that summarizes the compensation framework and key fiscal 2022 performance measures and pay actions.
Performance Measurement Framework with 2022 Pay
Base Salary
• In November 2021, our NEOs (other than Mr. Cook, who joined the Company in October 2021) received salary increases to maintain market competitiveness and recognize individual performance.
Annual Incentive
Fiscal 2022 Design

Fiscal 2022 Results

The annual incentive plan and goals established at the start of fiscal 2022 remained in effect through fiscal year end 2022 and represents Jack in the Box performance only - it does not represent goals and consolidated results following the Company’s acquisition of Del Taco in March 2022.

As previously noted, after consideration of the Company’s overall performance relative to the Company’s performance as measured against the fiscal 2022 annual incentive goals, specifically the Operating EBIT goal, the Board elected to apply negative discretion to the total payout for our CEO and NEOs, resulting in a 75% of target payout for each NEO. Mr. Cook received a prorated payout as he joined the Company after the start of fiscal 2022. The Company exceeded its strategic goal related to development and growth.
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CD&A — I. EXECUTIVE SUMMARY

The table below shows the results if the Board had not elected to apply negative discretion, which would have resulted in a weighted payout of 108.2%.
Jack in the Box Performance Metric	Weight	Target Goal	Maximum Goal	Result	Actual Payout Prior to Negative Discretion(1) (% of Target)
Operating EBIT
FY22 goal	50%	$259.0 million	$265.4 million	$261.6 million	140.6%
System Same-Store Sales
FY22 goal	30%	2.59%	4.84%	0.93%	26.2%
Strategic Goal
Development and Growth	20%	See CD&A Section VI.b for a description of the pre-established strategic goal		Maximum	All NEOs: 150%
(1)
The maximum incentive payout is 200% of target payout for the financial goals and 150% of target payout for the strategic goal. Performance and payouts are prorated between performance levels and payout opportunity for financial goals. For the strategic goal, performance and payouts are not prorated between performance levels and payout opportunity; attainment is cumulative, meaning attainment of target requires full attainment of both threshold and target goals, and attainment of maximum requires full attainment of threshold, target, and maximum goals.

(2)
As described further in Appendix A – Reconciliation of Non-GAAP Measurements to GAAP Results, following the Board’s decision to apply negative discretion to the total incentive payout and the resulting lower bonus accrual, Operating EBIT was $264.5 million.

Long-Term Incentive
Fiscal 2022 Design

Fiscal 2022 Action Relating to PSU Grants

•  For the FY 2022-2024 PSU grant, the Committee established two goals: (1) a Cumulative Adjusted EBITDA measure and (2) a Cumulative Systemwide Sales growth measure, each based on performance over the three-fiscal year performance period ending in fiscal 2024.

Special Pay Action

•  During fiscal 2022, in consultation with its independent compensation consultant, the Board established a compensation package to induce Mr. Cook to join the Company as our Senior Vice President, Chief Technology Officer. The compensation package included (a) a market-competitive salary, (b) a one-time cash bonus of $100,000, subject to repayment in the event his employment ended prior to his one-year service anniversary, (c) an annual equity award of RSU and PSUs, and (d) a one-time RSU equity award granted two weeks after his start date, which is described in CD&A Section VI.c. “Equity Award for New Executive Officer.” Additionally, Mr. Cook was eligible to receive a prorated annual incentive for fiscal 2022 based on the Company’s performance against the fiscal 2022 annual incentive goals.’

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CD&A — I. EXECUTIVE SUMMARY

c. Fiscal 2022 Compensation Program Design Changes
In 2022, the Committee made the decision to revise certain components of our executive compensation programs to better align with competitive market practices and our business strategy for growth and development. The resulting changes included:
1)
Approving an updated Peer Group for fiscal 2022 that better reflects those companies with a similar revenue structure and that compete with us in the consumer marketplace and for investment opportunities and executive talent.

2)
For the annual incentive plan, (a) increasing the CEO’s maximum annual incentive payout opportunity for financial goals from 150% to 200% to align with the maximum for all other executive officers, and (b) increasing the annual incentive target percentage for Executive Vice Presidents to 75% (resulting in the CMO’s target percentage increasing from 60% to 75%, and keeping the CFO’s target percentage at 75%) and for Senior Vice Presidents from 50% to 60%.

3)	For the long-term incentive plan, increasing the annual target LTI value for Senior Vice Presidents from $400,000 to $600,000.
4)
Amending the stock ownership guidelines for executive officers to provide that each executive officer is required to hold 50% of after-tax net shares resulting from the vesting of their outstanding and future PSUs and RSUs until they meet their applicable stock ownership requirement.

d. Fiscal 2022 Pay Mix
A significant percentage of our NEOs’ target total direct compensation (“TDC”) (consisting of base salary, target annual incentive, and target long-term incentive) is variable at-risk pay delivered in the form of annual and long-term incentives, representing 81% of target TDC for our CEO, and an average of 64% of target TDC for our other NEOs.
The at-risk, performance-based components of our fiscal 2022 executive compensation program (consisting of target annual incentive and target PSUs), represent 51% of target TDC for our CEO and an average of 44% of target TDC for our other NEOs.

(1)	This chart includes the target annual incentive for Mr. Cook if he had joined the company on the first day of fiscal 2022, October 4, 2022 versus his hire date of October 11, 2022.
e. CEO Compensation and Pay for Performance Alignment
Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The graph below shows the relationship of our CEO’s actual TDC compared to our cumulative total stockholder return (TSR) performance in each of the last five fiscal years. Actual TDC in this chart includes base salary, annual incentive earned for the fiscal year, and the long-term incentive grant date award value, all as reported in the SCT.
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CD&A — I. EXECUTIVE SUMMARY

As illustrated below, except as reported last year for fiscal 2021 due to our CEO transition, pay and performance are generally aligned, with higher pay in years with strong financial and TSR performance, and lower pay in years when financial performance did not meet goals and/or TSR declined, including for fiscal 2022.

(1)
The graph above shows the cumulative return to holders of the Company’s Common Stock at September 30th of each year assuming $100 was invested on September 30, 2017, and assumes reinvestment of dividends.

f. Say-on-Pay Feedback from Stockholders
In 2022, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 93.6% favorable vote supporting the program. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executives. Given the significant level of stockholder support and our stockholder outreach throughout the year, the Committee concluded that our executive compensation program continues to align executive pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executives.
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CD&A — II. COMPENSATION PRINCIPLES AND OBJECTIVES

II. COMPENSATION PRINCIPLES AND OBJECTIVES
The Committee focuses on the following principles and objectives in determining and measuring the various components of our executive compensation programs:
•
Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can deliver successful business performance and drive long-term stockholder value.

•
Pay for performance alignment, with the largest proportion of executive pay in the form of performance based annual and long-term incentives that directly tie payouts, if any, to the achievement of corporate goals and strategies.

•	Comprehensive goal setting, with financial, operational, and strategic performance metrics that drive long-term stockholder value.
•	Incentivizing balanced short-term and long-term executive decision making, through variable compensation components (cash and stock) using varying timeframes.
•	Executive alignment with stockholder interests, through stock ownership and holding requirements that build and maintain an executive’s equity investment in the company.
•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.
•
Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

Internal Pay Equity
Our compensation programs are designed so that potential compensation opportunities are appropriate relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on job scope and individual performance over time. Additionally, we strive to ensure pay equity between our female employees and male employees performing equal or substantially similar work. Each year, we review the median pay of our male and female employees, share the results with the Board of Directors, and take remedial action as appropriate to ensure that male and female employees are paid equally.
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CD&A — III. COMPENSATION COMPETITIVE ANALYSIS

III. COMPENSATION COMPETITIVE ANALYSIS
a. Competitive Analysis
Each year, the Committee relies on multiple data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Committee uses to perform this analysis includes:
•	The Company’s performance against its performance goals;
•	The mix of annual and long-term compensation in the form of cash and equity-based compensation;
•
A review of market compensation data provided by the Committee’s independent consultant, which includes data from (a) proxy statement disclosures of our Peer Group (described below) and (b) general industry data from national compensation surveys; and

•	The Company’s financial performance relative to our Peer Group.
b. Fiscal 2022 Peer Group
Each year, the Committee reviews and approves the Peer Group that its independent compensation consultant uses in its market analysis of competitive compensation levels and program design elements, and for which the Committee then references when determining target total compensation levels and practices for our NEOs.
Our practice in selecting Peer Group companies is to focus primarily on companies in the restaurant industry who are comparable in scale, as measured by, among other criteria, systemwide sales, revenue, franchise mix, location of headquarters, regional footprint, and dining format. The Committee also considered the peer companies used by the proxy advisory firms. In October 2021, the Committee established the fiscal 2022 Peer Group based on the aforementioned criteria, with an emphasis on smaller and larger relevant companies that compete with us in the consumer marketplace and for investment opportunities and executive talent. This comprehensive review resulted in removing four companies from our fiscal 2021 Peer Group (Chuy’s Holdings, Inc., Noodles & Co., Ruth’s Hospitality Group, Inc., and Del Taco Restaurants, Inc., which we acquired in March 2022); and adding four companies (Carrols Restaurant Group, Inc., Chipotle Mexican Grill, Inc., Krispy Kreme, Inc. and Restaurant Brands International Inc). The table below lists the companies in the fiscal 2022 Peer Group.
Fiscal 2022 Peer Group
Company Name

BJ’s Restaurants, Inc.
Carrols Restaurant Group, Inc.
Chipotle Mexican Grill, Inc.
Cracker Barrel Old Country Store, Inc
Denny’s Corporation
Dine Brands Global Inc.
Domino’s Pizza, Inc.
El Pollo Loco Holdings, Inc.
Krispy Kreme, Inc.
Papa John’s International Inc. Red Robin Gourmet Burgers, Inc. Restaurant Brands International Inc. Shake Shack Inc. Texas Roadhouse, Inc. The Cheesecake Factory Inc. The Wendy’s Company Wingstop Inc.
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CD&A — IV. ELEMENTS OF COMPENSATION

IV. ELEMENTS OF COMPENSATION
Our executive compensation programs consist of the elements summarized below, and are designed to (a) achieve our compensation principles and objectives, (b) enable the Company to attract, retain, motivate, engage, and reward our NEOs and other executives, and (c) encourage an appropriate level of risk taking, as discussed later in this CD&A.
Element / Type of Plan	Link to Compensation Objectives	Key Features
Current Year Performance
Base Salary (Cash)	• Fixed cash compensation to attract and retain executive talent that drives Company success.
Competitive pay that is targeted to approximate a reasonable range of the market median relative to job scope and complexity and criticality of position, and individual knowledge, skills and experience. Base salary levels are reviewed annually and may be adjusted if appropriate based on individual performance, market pay changes, and internal equity.

Annual Incentive (Cash)	• Variable cash compensation • Motivates and rewards for achievement of annual performance goals intended to create long-term stockholder value.
Incentives are targeted to approximate a reasonable range of the market median and are set as a percentage of base salary. Actual payouts vary (up to a stated maximum payout amount) as a percentage of target payout based on achievement of pre-established performance targets. Goals and weightings are set annually to align with specific financial, operational, and/or strategic performance objectives aligned with the Company’s operational plan and budget. Fiscal 2022 goals are described in Section VI.b.

Multi-Year Performance
Long-Term Incentive (LTI) (Equity)
• Variable compensation delivered in equity awards.
• Motivates and rewards for achieving longer term objectives and increasing stockholder value.
• Promotes executive retention through multi-year vesting and potential for wealth accumulation through stock appreciation.
• Stock ownership and holding requirements align the financial interests of our executives with those of our stockholders.

The target LTI award values are reviewed annually and set to result in total pay that is within a reasonable range of the market median. Actual grants may vary from the LTI target based on individual performance. No dividends are paid on unvested RSUs or PSUs. For fiscal 2022, the Committee awarded grants of PSUs and RSUs, each weighted 50%, thereby supporting our continued focus on pay-for-performance alignment. All PSUs and RSUs awarded to our executive officers are subject to a holding requirement that requires each executive officer to hold 50% of after-tax net shares resulting from the vesting of their PSUs and RSUs until they meet their applicable stock ownership requirement.

Performance Shares (PSUs): PSUs represent 50% of the LTI value, vest at the end of three years, and are payable in stock, with the amount vesting based upon achievement of pre-established performance goals (ranging from zero to 150% of the target number of PSUs granted). The goals for the FY 2022 grant for the fiscal 2022-2024 performance period are described in Section VI.c.

Restricted Stock Units (RSUs): RSUs represent 50% of the LTI value, vest 25% per year over four years, and are payable in stock.

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CD&A — V. COMPENSATION DECISION-MAKING PROCESS

Element / Type of Plan	Link to Compensation Objectives	Key Features
New Hire Awards, Sign- on Bonuses, Special Bonuses (Cash and Equity)
• In order to be successful in a very competitive market for high-level executive talent, strategic use of one-time sign-on cash and/or equity may be used to secure the right candidate for the executive team and to align the executive’s interests with the interest of our stockholders, in addition to encouraging retention over the longer-term.

To induce Mr. Cook to join the Company and to facilitate stock ownership, included in his offer letter was a one-time cash bonus and a one-time new hire equity grant. The amounts are reported in the SCT and the “All Other Compensation Table”.

The Board approved a one-time discretionary cash payment for Mr. Harris to assist with the significant increase in securing housing in San Diego and associated expenses resulting since the time he accepted the CEO role.

Retirement Benefits (401(k), EDCP)	• Provides market competitive benefits to attract and retain top talent. • Provides for retirement income to reward service and to encourage retention and commitment to the Company.
401(k) Plan — The 401(k) Plan is a qualified deferred compensation plan that is available to all employees who are at least age 21. The 401(k) Plan includes a Company matching contribution of 100% of the first 4% of an employee’s deferred compensation, subject to annual IRC limits.

Executive Deferred Compensation Plan (“EDCP”) — The EDCP is a non-qualified deferred compensation plan that is offered to highly compensated employees. Participants may receive an annual restoration matching contribution if their deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to tax code limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution.

V. COMPENSATION DECISION-MAKING PROCESS
a. Role of the Compensation Committee
The Committee works closely with its independent consultant and meets regularly, including in executive session without members of the executive team (“Management”) present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The Committee reviews a variety of market data and information, including Company, Peer Group, restaurant industry, and general industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports key actions of the Committee to the Board at each regular meeting. The Committee’s responsibilities include, but are not limited to, reviewing and approving:
•	The Peer Group;
•	Our compensation principles and objectives;
•	The amount and form of executive compensation (pay increases, equity grants);
•	CEO performance and compensation, and executive officer compensation;
•	Annual and long-term incentive plans and benefit plans;
•	Performance metrics and goals, and the achievement of annual and long-term incentive plan goals;
•	Board compensation; and
•	Annual proxy statement/CD&A disclosure.
b. Role of the Independent Compensation Consultant
The Committee retained Meridian Compensation Partners (“Meridian” or the “Consultant”) as its independent compensation consultant beginning in August 2021. The Consultant reports directly to the Committee. The Committee has assessed Meridian’s independence and concluded there is no conflict of interest.
The Consultant does the following for the Committee:
•	Attends Committee meetings;
•
Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness of our compensation program;

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CD&A — VI. FISCAL 2021 COMPENSATION

•	Provides and discusses peer group and survey data for competitive comparisons and, based on this information, offers independent recommendations on CEO and NEO compensation;
•	Reviews the CD&A and other compensation-related disclosures in our proxy statements;
•	Offers recommendations, insights and perspectives on compensation related matters;
•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and
•	Assists the Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.
In fiscal 2022, Meridian attended all Committee meetings in person or by video/telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings.
c. Role of the CEO in Compensation Decisions
When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the other NEOs and executives and provides his recommendations to the Committee on NEOs’ and other executives’ compensation. The Company’s Chief People Officer, Compensation and Benefits Department, and the CFO and Finance Department also provide information and answer the Committee’s questions regarding Company financial targets and projections. The CEO meets privately with the Committee and the Consultant to discuss his executive pay recommendations and provides his insight and perspectives to the Committee on the reports and recommendations of the Consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and related topics.
The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or any other members of Management present.
VI. FISCAL 2022 COMPENSATION
a. Base Salary
The Committee approved the following NEO base salaries for fiscal 2022 to maintain market competitiveness, and to recognize individual performance, skills, and criticality of their roles, using the analysis and methodology described in CD&A Section III.a. Except as otherwise noted below, the fiscal 2022 base salaries were effective November 2021.
Name	Salary FYE 2021	Salary FYE 2022	% Increase
Mr. Harris (CEO)(1)	$825,000	$875,000	6.1%
Mr. Mullany (Former CFO)	$500,000	$515,000	3.0%
Mr. Ostrom (CMO)	$480,000	$495,000	3.1%
Mr. Cook (CTO)(2)	N/A	$400,000	N/A
Mr. Piano (CPO)	$420,000	$429,000	2.1%
(1)
Mr. Harris received a larger increase than other NEOs due to his pay positioning relative to the competitive market pay for CEOs in our Peer Group and in consideration of his significant contributions toward building a high-performing leadership team and the Company’s performance results for the prior fiscal year.

(2)	Mr. Cook joined the Company in October 2021.
b. Performance-Based Annual Incentive Compensation (Cash)
In December 2021, the Committee approved the annual incentive goals for the fiscal 2022 annual incentive plan (the “AIP”) consistent with the Company’s fiscal 2022 operational plan and budget approved by the Board.
The plan and goals remained in effect through the end of fiscal 2022 and were not adjusted to reflect the Company’s acquisition of Del Taco in March 2022.
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CD&A — VI. FISCAL 2021 COMPENSATION

The AIP performance metrics and weighting are as follows:
Operating EBIT	50%
System Same-Store Sales	30%
Strategic Goal	20%
When setting the fiscal 2022 annual incentive goals, the Committee used a rigorous process to set challenging, yet reasonably attainable goals aimed at ensuring appropriate and competitive levels of payout relative to performance achievement. The process included consideration of:
(1)	the Company’s fiscal 2022 operational plan and budget that included then-current economic conditions;
(2)	key Company initiatives to grow and strengthen the brand;
(3)
current and projected performance of the restaurant industry in general and companies within our Peer Group, and other potential internal and external events that could impact future sales and earnings levels;

(4)	a sensitivity analysis of performance results relative to the incentive targets; and
(5)	the advice of the Consultant.
Based on this review, the Committee set goals based on key financial and strategic metrics that it believed would increase stockholder value if achieved, with target and higher goals set at challenging, yet reasonable levels.
Additionally, the Committee established the range of payout opportunities for the financial and strategic metrics: (1) for achievement of the financial goals, there is no payout at threshold and the maximum payout is 200% of target payout; and (2) for achievement of the strategic goal, payout at threshold is 50% of target payout, and the maximum payout is 150% of target payout. Incentive payouts for each financial goal are prorated between performance levels. For incentive payouts, strategic goals are not prorated between performance levels.
2022 Jack in the Box Performance Metrics	Why Goal Is Used.
Operating EBIT(1)
This is a key performance metric for measuring operational performance. In fiscal 2022, the metric excluded, if any, (a) net gains/losses on the sale of company-operated restaurants (“refranchising”), (b) restructuring costs and/or other non-recurring charges, (c) gains or losses associated with the Company’s corporate-owned life insurance policies (“COLI”), (d) net periodic benefit costs/credits or settlement gain/loss related to the Company’s pension and post-retirement health plans, (e) earnings and losses from discontinued operations, and (f) unbudgeted M&A costs.

System Same-Store Sales(2)
System same-store sales is a key metric to best measure how well our franchise and company restaurants that have been opened for more than one year are performing financially, both in growing top-line sales and revenues (through royalty income from our franchise restaurants). It is also the basis to measure our success relative to our competitors in the industry.

Strategic Goal Development and Growth
Strategic goals are critical to the Company achieving its business objectives to grow and strengthen the brand over the long-term. For fiscal 2022, the Committee established pre-defined, objective performance goals that it believed would further the Company’s development and growth, which was our core focus in fiscal 2022, and the Committee reserved its discretion to assess qualitative components when determining performance achievement.

(1)
Operating EBIT is a non-GAAP measure, defined by the Company as net earnings before interest expense, net and income taxes, excluding gains or losses on the sale of company operated restaurants, Del Taco acquisition, integration and restructuring related costs, pension and postretirement expenses, net, gains or losses associated with the Company’s company owned life insurance policies, and earnings or losses from discontinued operations. See Appendix A — Reconciliation of Non-GAAP measurements to GAAP Results.

(2)
System same-store sales represents changes in sales at company and franchise restaurants open more than one year. Franchise sales represent sales at franchise restaurants and are revenues of our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchise sales. We believe system same-store sales information is useful to investors as it has a direct effect on the Company’s profitability.

Fiscal 2022 Strategic Goal
The attainment of strategic goals is cumulative. This means to receive a payout at Threshold, the Threshold goal must be met; to receive a payout at Target, the Threshold and Target goals must be met; and to receive a payout at Maximum, the Threshold, Target, and Maximum goals must be met.
Strategic Goal (20%)
	THRESHOLD	TARGET	MAXIMUM
Development and Growth	Continue executing on franchise sales and marketing strategy that generals 1,500 leads or 500 Marketing Qualified Leads	Sign franchise development agreements for 111 awards/restaurants for future development	Approve 45 new sites in FY22 (company, franchise, or ghost/dark kitchens) for future openings.
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CD&A — VI. FISCAL 2021 COMPENSATION

Fiscal 2022 Performance Results
The charts below show actual financial results had the Board not elected to apply negative discretion, which would have resulted in a payout of 108.2% of target payout for each NEO.
Financial Metrics/Goals

For the Strategic goal (weighted 20%), the Committee awarded a payout based on the level of attainment of pre-established expectations of performance to attain threshold, target, and maximum payout on the Development and Growth goal. The maximum payout was attained, resulting from continued execution of our franchise sales and marketing strategy that generated over 2000 leads and 885 Marketing Qualified Leads in fiscal 2022, in addition to development agreements signed for a total of 158 restaurants for future development, and 47 site locations approved for future openings.
Fiscal 2022 Payouts
As previously noted in CD&A Section I.b. that fiscal 2022 goals and results represent Jack in the Box performance only, not consolidated results following the Company’s acquisition of Del Taco, after consideration of the Company’s overall performance relative to the Company’s performance as measured against the fiscal 2022 annual incentive goals, specifically the Operating EBIT goal and impacts contributing to the fiscal year results, the Board elected to apply negative discretion to the total payout for our CEO and other NEOs, resulting in a 75% of target payout for each NEO. The Board determined this was a better reflection of considerations made when goals were set at the start of the fiscal year and pay for performance alignment.
The 2022 target and maximum annual incentive payout percentages for NEOs, expressed as a percentage of annual base salary are shown in the table below. The target potential payout percentages are set by position level, considering the competitive compensation analysis described in CD&A Section III.a. and each executive’s role in the Company. There is no minimum amount of incentive payout guaranteed for the NEOs.
The incentive payouts to our fiscal 2022 NEOs are shown below.
	Potential Payout (% of Base Salary)		Actual Incentive Payout (% of Target)	Actual Incentive Payout (% of 2022 Base Salary)	Actual Incentive Payout
	Target	Maximum(1)
Mr. Harris (CEO)	110%	209.0%	75.0%	82.5%	$721,875
Mr. Mullany (Former CFO)	75%	142.5%	75.0%	56.3%	$289,688
Mr. Ostrom (CMO)	75%	142.5%	75.0%	56.3%	$278,438)
Mr. Cook (CTO)	60%	114.0%	75.0%	43.3%	$ 173,077(2)
Mr. Piano (CPO)	60%	114.0%	75.0%	45.0%	$193,050
(1)	Reflects the maximum payout for financial goals of 200% of target payout, and for strategic goals, the maximum payout of 150% of target payout.
(2)	For Mr. Cook, who was hired during fiscal 2022, the incentive payout is prorated based on his hire date in October 2021.
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CD&A — VI. FISCAL 2021 COMPENSATION

c. Long-Term Incentive Compensation
For fiscal 2022, the Committee awarded LTI grants of equally- weighted PSUs and RSUs to support executive stock ownership and retention, and to drive achievement of long- term company performance goals.
The Committee chose these forms of equity awards and weightings because (a) PSUs directly link executive pay to achievement of longer-term Company financial goals, and (b) RSUs vest over time and facilitate stock ownership and retention.
Each year, the Consultant advises the Committee on the competitive LTI grant values that, when combined with base salary and the target annual incentive, positions our executives’ TDC at the market median. For the fiscal 2022 LTI grant, the Committee determined the amount of each NEO’s actual LTI grant value, in its discretion, taking into consideration the competitive LTI grant values, the Company’s overall performance, recommendations from the CEO (except with regard to his own compensation), and input from the Consultant. The chart below illustrates our LTI structure and the key elements of each type of award granted to our NEOs and other executives for fiscal 2022.
2022 Long-Term Incentive Awards
Award Type	Weight	Highlights
PSUs Performance-Based	50%	• Cliff vest at the end of the 3-fiscal year performance period based on goal achievement
		• Settled in stock
		• 50% of after-tax net shares subject to stock holding requirement
		• Two performance metrics:

  (1) Cumulative Adjusted EBITDA (50%) - measures the company’s financial health and profitability from operations that accumulates over a 3-fiscal year performance period and is measured at the end of the third fiscal year

  (2) Systemwide Sales (50%) - measures the growth in sales of all franchise and company-operated restaurants over the 3-fiscal year performance period and is measured at the end of the third fiscal year

RSUs Time-Vested	50%	• Vest 25% per year over four years
		• Settled in stock
		• 50% of after-tax net shares subject to stock holding requirement
Performance Shares (PSUs)
PSUs are granted annually and vest after three years based on achievement of performance metrics that are established for the three-fiscal year performance period (“Performance Period”). For PSUs granted in fiscal 2022, the Committee established performance goals at the beginning of the Performance Period at threshold, target, and maximum levels of achievement. Vesting ranges from 0% to 150% of the target number of shares granted; the threshold payout (50% of target) requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement).
PSUs Granted in Fiscal 2022: In December 2021, the Committee granted PSU awards to our NEOs serving at the time for the three-fiscal year 2022-2024 Performance Period. The PSU grants are based on two equally-weighted metrics – Cumulative Adjusted EBITDA (“Adjusted EBITDA”) and Systemwide Sales – each of which will be measured at the end of the third fiscal year.
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CD&A — VI. FISCAL 2021 COMPENSATION

These two metrics support the critical drivers of our success: growing earnings and top-line profitable sales in all franchise and company restaurants. For each metric, the Committee believes the goals set are appropriately challenging, yet reasonably attainable. The actual goals are not being disclosed before the end of the Performance Period because we believe such disclosure would be competitively harmful.
d. Special Bonus and New Hire Awards
One Time Discretionary Payment to Chief Executive Officer
The Board approved a one-time discretionary cash payment in an amount of $250,000 for Mr. Harris to assist with the significant increase in securing housing in San Diego and associated expenses resulting since the time he accepted the CEO role.
Equity Award for New Executive Officer
To our new CTO, Mr. Cook, who joined the Company in October 2021, the Committee approved a one-time new hire grant of RSUs equal to $200,000 at grant, with the number of shares determined using a 20-day average closing price of our Common Stock on and prior to the date of grant. The RSUs vest 25% per year over four years, and upon vesting, 50% of the after-tax net shares are subject to our stock holding requirement. This equity award is included in the “Grants of Plan- Based Awards” table.
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

VII. ADDITIONAL COMPENSATION INFORMATION
a. Executive Stock Ownership and Holding Requirements
Our executive officers are subject to stock ownership requirements that are intended to encourage them to have a meaningful long-term financial stake in the Company and to align their financial interests with those of our stockholders. The requirements consist of:
(1) Stock Ownership Requirement
Executive officers must own shares of common stock with a value equal to a multiple of their base salary as shown below.
Position	Minimum Ownership (base salary multiple)
CEO	6.0x
Executive Vice President	3.0x
Senior Vice President	1.5x
(2) Holding Requirement
Executive officers must hold 50% of after-tax net shares resulting from the vesting of PSUs and RSUs until the executive has met their multiple of base salary stock ownership requirement
NEO Stock Ownership
Each year the Committee reviews our NEOs’ stock ownership relative to their respective requirement, with executives who first become subject to their requirement expected to meet their ownership requirement within five years from the date they became subject to the requirement. Although none of our NEOs have met their stock ownership requirement, they are each progressing towards meeting their requirement within the established transition period for compliance.
b. Executive Benefits
Our NEOs and other executive officers receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides executive officers, including our NEOs, with an enhanced level of employer-paid term life insurance with a value of $770,000.
c. Retirement Plans
The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.
•
Qualified 401(k) Plan (“401(k) Plan”). The 401(k) Plan is a qualified defined contribution plan available to all Company employees. Employees who participate in the plan can defer eligible compensation and receive a Company matching contribution of 100% of the first 4% of an employee’s deferred compensation, with immediate vesting. All of our NEOs participated in the 401(k) Plan during fiscal 2022.

•	Non-Qualified Deferred Compensation Plan (“EDCP”). In light of IRC limits imposed on the 401(k) Plan, we sponsor the EDCP whereby our executive officers and other highly compensated employees may also defer up to 50% of their base salary and up to 85% of their annual incentive compensation. For participants whose compensation or deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to the IRC limits applicable to the 401(k) Plan, the Company provides a “restoration matching contribution” to the EDCP of up to 4% of compensation deferred (as compensation is defined in the 401(k) Plan). A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Participants choose from an array of investment options, and their accounts are credited based upon the performance of the investment options. These obligations under the EDCP represent an unsecured claim against the Company. Messrs. Harris, Mullany, Ostrom, and Piano participated in the EDCP in fiscal 2022.
d. Prohibition of Pledging and Hedging Transactions
The Company prohibits directors and Section 16 officers from engaging in certain derivative transactions in Company stock that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation to, or held directly or indirectly by, the employee or director, including:
•	Trading in “puts”, “calls”, or other derivative vehicles involving the Company’s securities (often referred to as hedging transactions);
•	Engaging in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

•	Holding Company securities in margin accounts; or
•	Pledging Company securities.
e. Executive Compensation Recovery (“Clawback”) Policy
The Company’s compensation recovery policy provides that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, as well as former Corporate Officers who were employed by the Company at the time of any fraud or intentional misconduct.
Executive compensation subject to recovery and/or cancellation may include:
i)	Annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,
ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and
iii)	Restricted stock or units (PSUs, RSUs), deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.
The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities.
Since November 2015, all PSU grant agreements contain specific terms providing that the award is subject to recoupment in accordance with any clawback policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. The Committee will continue to review potential changes to its policies, as appropriate in light of the Dodd-Frank Act final regulations.
f. Termination of Service
When a NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan in which he or she participates. Such amounts may include:
•	Amounts contributed to and distributed under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of IRC Section 409A).
•
Under the Company’s equity incentive plan and standard equity agreements, upon a CIC: (a) vesting of PSUs based on actual levels achieved for completed performance periods and target level for incomplete periods, and (b) accelerated vesting of RSUs and options only upon both a qualified CIC and qualifying termination, as described in the “Compensation & Benefits Assurance Agreements” section below.

•	If termination is after the end of the fiscal year but before payment, the annual cash incentive award, subject to the Company’s achievement of performance goals.
If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, Corporate Officers (including all NEOs) are entitled to the following:
•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.
•	In accordance with the vesting schedule of each award, prorated vesting of PSUs; and full vesting of time-vested RSUs.
•
A prorated annual incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If a NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death (in the case of PSUs, subject to the number of periods completed during the performance period and actual performance achieved). The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments on Termination of Employment or Change in Control” of this Proxy Statement.
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

Severance Plan for Executive Officers
In February 2020, the Committee adopted the Severance Plan for Executive Officers (the “Executive Severance Plan”) effective March 9, 2020, that provides severance benefits to the Company’s CEO and other executive officers, in the event of an involuntary termination without Cause that constitutes a Qualifying Termination (as defined in the Executive Severance Plan, a “Non-CIC Qualifying Termination”) either before, or more than 24 months after, a change in control of the Company.
The Executive Severance Plan provides for certain cash severance and other benefit payments contingent on the executive timely executing an effective general release of claims against the Company as described in more detail in the section entitled “Potential Payments on Termination of Employment or Change in Control” of this Proxy Statement.
The Committee adopted the Executive Severance Plan to provide benefits that they felt were consistent with market practices and that would provide reasonable protection to our executives and serve as an important retention tool. In addition to the Executive Severance Plan, the 2022 NEOs have executed change in control (“CIC”) agreements that provide for benefits upon termination of service in the event of CIC as described in the “Compensation and Benefits Assurance Agreements” section below.
Severance Arrangement with Mr. Mullany
The Board approved severance benefits payable to Mr. Mullany in connection with his separation of service with the Company in February 2023, which consists of a cash payment under the terms of the Company’s Executive Severance Plan for Executive Officers, as described in the “Potential Payments on Termination of Employment or Change in Control” section. The Board determined these severance benefits were appropriate in connection with the reason for Mr. Mullany’s termination.
g. Compensation & Benefits Assurance (Change in Control) Agreements
The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to executive officers to remain focused on running the business in the case of a pending or actual CIC event. We have entered into CIC Agreements with all of our NEOs.
Each CIC Agreement provides for compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months following the effective date of the CIC of the Company (a “double-trigger” agreement). The Company does not provide a tax gross-up on any provisions of the CIC Agreement.
The Company’s current form CIC Agreement includes a “best after-tax” provision where benefits would be reduced only if doing so would result in a better after-tax economic position for the executive. The executive is solely responsible for payment of any excise taxes and all other applicable federal, state, and local income and employment taxes. The Committee plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.
A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the sub-section titled Potential Payments on Termination of Employment or Change in Control and the corresponding compensation table on pages 64-67.
h. Tax and Accounting Information
Internal Revenue Code Section 162(m)
The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a $1 million limit on the amount of compensation that the Company can deduct in any one taxable year for certain covered employees. Historically, certain performance-based compensation has been excluded from this limit. However, the performance-based compensation exemption has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to certain covered employees in excess of $1 million per taxable year will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the “Section 162(m) Transition Relief”).
Our compensation programs have historically been designed to provide for a substantial portion of an executive’s compensation to be delivered through programs generally intended to qualify as performance-based compensation under Section 162(m), including our incentive plan in the form of stock options. However, any such compensation will no longer qualify for the performance-based compensation exemption under Section 162(m) unless it qualifies for the Section 162(m) Transition Relief and despite the Committee’s efforts to structure certain compensation to qualify for a maximum allowable tax deduction, no assurance can be given that such compensation will be eligible for the exemption from the $1 million deductibility limit imposed by the Section 162(m). Further, the Committee may modify compensation that was initially intended to be exempt from the $1 million deductibility limit under Section 162(m) if it determines that such
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

modifications are consistent with our business needs. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s ongoing compensation arrangements.
Internal Revenue Code Section 409A
Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.
The Company administers the EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.
Expensing of Stock and Option Awards
The Company accounts for compensation expense associated with stock and option awards in accordance with the Financial Accounting Standards Board (“FASB”) authoritative guidance on stock compensation, and it uses a Black Scholes valuation model to determine the “fair value” of our stock options at grant. For further details regarding the accounting for the compensation expense associated with stock and option awards, refer to Note 13, Share-Based Employee Compensation in the Company’s 2022 Annual Report on Form 10-K.
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CD&A — VIII. CEO PAY RATIO DISCLOSURE

VIII. CEO PAY RATIO DISCLOSURE
Under SEC rules, we are required to calculate and disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee. This ratio is a reasonable estimate calculated in accordance with applicable SEC rules.
Below is: (i) the fiscal 2022 annual total compensation of our CEO, Mr. Harris; (ii) the fiscal 2022 annual total compensation of our median employee; and (iii) the ratio of the annual total compensation of our CEO to that of our median employee.
CEO PAY RATIO
CEO Annual Total Compensation(1)	$4,623,568
Median Employee Annual Total Compensation	$19,749
CEO to Median Employee Pay Ratio	234.1
(1)	As set forth in the fiscal 2022 Summary Compensation Table.
Methodology
The majority of our employee population consists of hourly part-time restaurant employees for which we provide work schedule flexibility to accommodate individual personal schedules. For fiscal 2022, we identified a new median employee using gross base wages and target incentive potential (“total cash compensation”) for the twelve-month period ending October 2, 2022 for all full-time and part-time employees, other than Mr. Harris, who were employed by the Company on such date. We did not annualize pay for employees employed for less than the full fiscal year.
Our median employee is a restaurant Team Member who worked an average of 30.6 hours per week in fiscal 2022. We used the same methodology to determine the annual total compensation of our median employee for the twelve-month period ending October 2, 2022 as we used for our NEOs, as set forth in the Summary Compensation Table for fiscal 2022.
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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters and is responsible under its charter for determining the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with Management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2022, which ended on October 2, 2022.
THE COMPENSATION COMMITTEE
Michael W. Murphy, Chair
David L. Goebel
Sharon P. John
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COMPENSATION RISK ANALYSIS

COMPENSATION RISK ANALYSIS
The Committee has engaged in a thorough risk analysis of our compensation plans, programs, policies, and practices for all employees. This includes advice from the Committee’s independent Consultant regarding executive programs, and a detailed report, prepared by a Company Internal Compensation Risk Committee, describing the risk mitigation characteristics of the Company’s annual and long-term incentive programs. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.
Compensation Program Design Protections
•
Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates incentives on the part of our executives and employees to take unnecessary or imprudent risks.

•
The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value and are set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•
Our annual incentive programs provide variable pay opportunities for certain position levels based on achievement of multiple annual performance goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay.

•	The maximum awards that may be paid to executive officers under the annual and long-term incentive programs are capped, and the Committee retains the discretion to reduce payouts under the plans.
•
The largest amount of executive incentive compensation opportunity is generally tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive for executives and other employees to take risks that might increase short-term compensation at the expense of longer-term Company results.

•
Equity awards have multi-year vesting, and RSU and PSU awards for executives have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our stockholders and discourages taking short-term risks at the expense of longer-term performance.

Structural Governance Protections
•
The Committee has adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and executives in the event of a material restatement due to fraud or intentional misconduct.

•	The Company has strong internal controls over the measurement and calculation of performance goals designed to keep them from being susceptible to manipulation.
•	Company policy also:
•
Prohibits directors and executive officers from engaging in hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;

•
Prohibits directors and officers from pledging Company stock or holding Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•	Has a formal ethics code of conduct and an ethics helpline and provides ethics training and communications to employees. The ethics program is intended to reinforce a culture of integrity.
•
The Company also has a Compensation Risk Committee that includes functional experts tasked specifically with evaluating potential unintended or unforeseen consequences of our compensation programs and their component parts.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
The Summary Compensation Table (“SCT”) summarizes the total compensation of our NEOs for the fiscal year ended October 2, 2022, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.
Summary Compensation Table
Name & Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	All Other Comp(5)	Total
Mr. Harris CEO	2022	$869,231	$250,000	$2,618,140	$0	$721,875	$164,322	$4,623,568
	2021	$840,865	$0	$2,634,444	$0	$1,182,606	$51,596	$4,709,511
	2020	$237,981	$200,000	$598,150	$0	$325,000	$8,809	$1,369,940
Mr. Mullany Executive Vice President, Chief Financial Officer (former principal financial officer)	2022	$513,269	$0	$597,178	$0	$289,688	$265,699	$1,665,834
	2021	$355,769	$150,000	$840,484	$0	$465,387	$128,622	$1,940,262
Mr. Ostrom Executive Vice President, Chief Marketing Officer	2022	$493,269	$0	$551,229	$0	$278,438	$32,512	$1,355,448
	2021	$323,077	$200,000	595,202	$0	$337,433	$253,748	$1,709,460
Mr. Cook(7) Senior Vice President Chief Technology Officer	2022	$384,616	$100,000	$566,457	$0	$173,077	$13,001	$1,237,151
Mr. Piano Senior Vice President Chief People Officer	2022	$427,962	$0	$367,591	$0	$193,050	$30,499	$1,019,102
	2021	$185,769	$200,000	$246,337	$0	$159,205	$203,177	$994,488
(1)
Reflects the base salary earned during the fiscal year, including any amounts deferred by the NEOs into the Company’s deferred compensation plans, the 401(k) and/or the Executive Deferred Compensation Plan (EDCP). The amounts for fiscal 2021 reflect one additional week of compensation due to the Company’s 53-week fiscal year.

(2)
The Board approved a one-time discretionary cash payment for Mr. Harris to assist with the significant increase in securing housing in San Diego and associated expenses resulting since the time he accepted the CEO role. Mr. Cook received a one-time new hire bonus which was paid upon commencing employment with the Company and is required to be repaid in the event of resignation or termination with Cause within one year from his hire date.

(3)
Reflects the aggregate grant date fair value of the PSUs and RSUs granted during the applicable fiscal year, in accordance with FASB ASC Topic 718 (“ASC 718”) based on the assumptions and methodologies set forth in the Company’s 2022 Annual Report on Form 10-K (Note 13, Share-Based Employee Compensation).

PSU awards cliff vest after three years and vest based on the Company’s performance for the three-fiscal year performance period. The performance metrics and goals are established at the beginning of the three-year performance period when the grant is made. Assuming the maximum level of performance achievement (150% of target), the PSU total values for each NEO who received a PSU award in 2022 are, respectively: Mr. Harris, $1,963,605; Mr. Mullany, $447,883; Mr. Ostrom, $413,422; Mr. Cook, $275,693; and Mr. Piano, $275,693.
(4)
Reflects the annual incentive awards earned by each NEO based on achievement of pre-established performance goals under our annual incentive program and is prorated if the NEO was not employed by the Company for the full fiscal year. Performance achievement and payout amounts are approved by the Committee following the end of the fiscal year.

(5)	The table below shows the components of All Other Compensation for the NEOs:
All Other Compensation Table
	Technology Allowance	Deferred Compensation Matching Contribution(a)	Company- Paid Life Insurance Premiums	Other	Total All Other Compensation
Mr. Harris (CEO)	$520	$76,194	$0	$87,608(b)	$164,322
Mr. Mullany (Former CFO)	$520	$32,499	$290	$232,390(b)	$265,699
Mr. Ostrom (CMO)	$520	$31,680	$312	$0	$32,512
Mr. Cook (CTO)	$1,000	$11,600	$401	$0	$13,001
Mr. Piano (CPO)	$640	$28,113	$388	$1,358(b)	$30,499
(a)	Reflects matching contributions under the 401(k) Plan and the restoration matching contribution in the EDCP related to fiscal 2022 compensation.
(b)
Amounts in this column consist of payments approved by the Compensation Committee for relocation expenses and tax gross-ups (if any) for qualified expenses consistent with the Company’s relocation policy and for Mr. Harris a $75,000 housing allowance which ended in September 2022; and, reimbursement for spousal air travel expenses where NEOs were permitted and encouraged to have spousal participation at the Company’s executive leadership conference.

(7)	Mr. Cook joined the Company on October 18, 2021 as Executive Vice President, Chief Technology Officer.
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Grants of Plan-Based Awards
The following table provides information on the annual incentive awards and equity awards granted to our NEOs in fiscal 2022. The 2022 incentive award terms are described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2022 Compensation”).
Name	Grant Date(1)	Approval Date(1)	Award Type(2)	Estimated Future Payouts Under Non-Equity incentive Plan Awards(3)			Estimated Future Payouts Under Equity incentive Plan Awards(4)			Stock Awards: Number of Shares of Stock or Units(5)	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(6)
				Threshold	Target	Maximum	Threshold(#)	Target(#)	Maximum(#)
Mr. Harris		11/18/2021	AIP	$96,250	$962,500	$1,828,750
(CEO)	3/04/2022	12/16/2021	RSU							16,581			$1,309,070
	3/04/2022	12/16/2021	PSU 22-24				8,291	16,581	24,872				$1,309,070
Mr. Mullany		11/18/2021	AIP	$38,625	$386,250	$733,875
(Former CFO)	3/04/2022	12/16/2021	RSU							3,782			$298,589
	3/04/2022	12/16/2021	PSU 22-24				1,891	3,782	5,673				$298,589
Mr. Ostrom		11/18/2021	AIP	$37,125	$371,250	$705,375
(CMO)	3/04/2022	12/16/2021	RSU							3,491			$275,614
	3/04/2022	12/16/2021	PSU 22-24				1,746	3,491	5,237				$275,614
Mr. Cook		11/18/2021	AIP	$24,000	$240,000	$456,000							$198,866
(CTO)	11/01/2021	10/07/2021	RSU-New Hire							2,028			$183,796
	3/04/2022	12/16/2021	RSU							2,328			$183,796
	3/04/2022	12/16/2021	PSU 22-24				1,164	2,328	3,492
Mr. Piano		11/18/2021	AIP	$25,740	$257,400	$489,060
(CPO)	3/04/2022	12/16/2021	RSU							2,328			$183,796
	3/04/2022	12/16/2021	PSU 22-24				1,164	2,328	3,492				$183,796
(1)
Annual equity grants were approved at the December 16, 2021 Committee meeting, with a grant date of March 4, 2022, following stockholder approval to amend the Jack in the Box Inc. 2004 Stock Incentive Plan (the “2004 Plan”) to extend the date by which awards could be granted under the 2004 Plan through December 31, 2022. For Mr. Cook who joined the Company in October 2021, the Committee approved a new hire RSU award to be granted two weeks following his hire date.

(2)	For PSU awards, shows the three fiscal years of the PSU performance period.
(3)
Reflects the potential payouts under the fiscal 2022 annual incentive plan (“AIP”) that could have been earned based on performance in fiscal 2022. Under the AIP, the threshold payout represents the amount payable for achieving threshold level of performance on the strategic goal and is zero at threshold on the financial goals; target payout represents the amount payable for achieving target level of performance; and for maximum payout represents 200% of target payout for financial goals and 150% of target payout for the strategic goal. Performance achievement and incentive payouts are prorated between performance levels. The SCT for fiscal 2022 shows the actual cash incentive compensation earned by our NEOs for fiscal 2022 performance, including a prorated amount for Mr. Cook who joined the Company during fiscal 2022.

(4)
Reflects the threshold, target, and maximum potential share payout levels for the PSUs under the Company’s long-term incentive plan for the three-fiscal year performance period, fiscal 2022-24 PSU award. Threshold payout for PSUs is 50% of target and requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement). Maximum payout is 150% of target.

(5)	Reflects the number of RSUs granted that vest 25% per year over four years on each anniversary of the grant date.
(6)
The values of PSUs and RSUs represent the grant date fair values, as computed in accordance with ASC 718, based on the closing price of the Company’s Common Stock on the grant date discounted by the present value of the expected dividend stream over the vesting period, as applicable, which for the annual PSU and RSU grants was $78.95. The grant date fair value of the new hire RSU grant to Mr. Cook was $98.06. The grant date fair values of all awards were determined based on the assumptions and methodologies set forth in the Company’s 2022 Annual Report on Form 10-K (Note 13, Share-Based Employee Compensation). PSU awards, cliff vest after three years and vest based on the Company’s performance for the three-fiscal year performance period. The performance metrics and goals are established at the beginning of the three-fiscal year performance period when the grant is made. The grant date fair value for PSUs is reported based on the probable outcome of the performance conditions (target level performance) at the grant date.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2022
The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2022 (October 2, 2022). The market value of the stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year (September 30, 2022), which was $74.07.
	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Harris (CEO)	—	—	—	—	—	31,922	$2,364,463	31,044	$2,299,429
Mr. Mullany (Former CFO)	—	—	—	—	—	8,259	$611,744	7,038	$521,305
Mr. Ostrom (CMO)	—	—	—	—	—	5,867	$434,569	6,660	$493,306
Mr. Cook (CTO)	—	—	—	—	—	4,356	$322,649	2,328	$172,435
Mr. Piano (CPO)	—	—	—	—	—	3,854	$285,466	2,328	$172,435
(1)	Reflects RSUs that vest 25% each year over four years beginning on the first anniversary of the grant date.
(2)
Reflects the number of unvested PSUs granted at target payout level in March 2022 for each of the NEOs; and additionally in December 2020 for Mr. Harris, and in February 2021 for Messrs. Mullany and Ostrom, for which the performance achievement was not known at fiscal year-end and vests upon the third anniversary of each grant date.

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Option Exercises and Stock Vested in Fiscal 2022
The following table provides information on stock options that were exercised and shares that were acquired on the vesting of stock awards by our NEOs during fiscal 2022. The stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.
	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Harris (CEO)	—	$—	5,826	$419,088
Mr. Mullany (Former CFO)	—	$—	1,493	$136,550
Mr. Ostrom (CMO	—	$—	793	$72,697
Mr. Cook (CTO)	—	$—	—	$—
Mr. Piano (CPO)	—	$—	509	$42,420
(1)	The reported number of shares and value realized on vesting is for time-vested RSUs, there were no PSU award grants that vested in 2022 for our NEOs.
Non-Qualified Deferred Compensation
Executive Deferred Compensation Plan (EDCP)
In addition to eligibility to participate in the 401(k) Plan, the NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 85% of annual incentive pay to the EDCP, an unfunded, non-qualified deferred compensation plan, with benefits paid by the Company out of its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005. To provide participants with the opportunity to receive up to the full four percent matching contribution offered in the 401(k), the Company provides a “restoration matching contribution” to the EDCP for participants whose deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to the IRC limits applicable to the 401(k) Plan. This restoration matching contribution is only available to Jack in the Box Inc. employees. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Participants may choose from an array of investment options.
The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2022 and the account balances as of the end of fiscal 2022.
Non-Qualified Deferred Compensation Plan Table
	Executive Contributions in Fiscal 2022(1)	Registrant Contributions In Fiscal 2022(2)	Aggregate Earnings in Fiscal 2022	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE22(3)
Mr. Harris (CEO)	$105,841	$64,594	$(3,570)	$—	$28,401
Mr. Mullany (Former CFO)	$72,422	$20,068	$0	$—	$0
Mr. Ostrom (CMO)	$41,766	$18,818	$0	$—	$0
Mr. Cook (CTO)	$0	$0	$0	$—	$0
Mr. Piano (CPO)	$166,186	$12,790	$(3,930)	$—	$22,900
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2022 row of the SCT.
(2)
These amounts represent only the restoration matching contributions in the non-qualified EDCP and are reported as “All Other Compensation” in the SCT and represent a portion of the total amount reported as deferred compensation matching contribution in footnote 5 to the SCT, which also includes contributions to the 401(k).

(3)
Amounts reported in this column are included in the “Salary” column in the SCT in prior years if the NEO was a named executive officer in previous years. The balance at FYE 2022 reflects the cumulative value of each NEO’s deferrals, restoration match, and investment gains or losses. The FYE amounts do not include contributions or earnings related to the fiscal 2022 annual incentive payment which was paid after the end of fiscal 2022 (but for which the incentive payments are included in the executive and registrant contributions columns of this table).

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EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control
Compensation & Benefits Assurance Agreements (CIC Agreements). The Company provides CIC Agreements because it considers it in the best interest of its stockholders to encourage continued employment of key management in the event of a CIC transaction. These agreements help facilitate successful performance by key executives during an impending CIC, by protecting them against the loss of their positions following a change in the ownership or control of the Company and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a Company CIC is defined to include:
(i)
the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and
(iii)	certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.
These CIC Agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months following the effective date of a CIC, his or her employment is terminated (“Qualifying Termination”):
(i)	involuntarily other than for cause (which is defined in the agreements and includes acting deliberately and in bad faith or committing fraud), death, or disability, or
(ii)
voluntarily for good reason. Voluntary termination for good reason is generally defined as the executive’s resignation due to: (a) the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of 90 days prior to the CIC event; (b) the acquiring company’s requirement that the executive be based at a location in excess of 50 miles from his or her location immediately prior to a CIC; (c) a material reduction in base salary; (d) a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or (e) the Company’s failure to require any successor to assume the CIC Agreement benefits.

CIC benefits under the CIC Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause. CIC benefits under the CIC Agreements are also not provided in the event of a CIC when there is not a corresponding Qualifying
Termination. In the event of a CIC of the Company and Qualifying Termination of an executive covered under a CIC Agreement as described above, the executive is entitled to the following severance benefits:
1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.
2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, based on his or her position, as follows:
Multiple of Base Salary
Messrs. Harris, Mullany, and Ostrom	2.5x
Messrs. Cook and Piano	1.5x
3.
A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the CIC times annual salary; or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the CIC. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.
Continuation of health insurance coverage at Company expense at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Messrs. Harris, Mullany, and Ostrom	30 months
Messrs. Cook and Piano	18 months
5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.
6.
Vesting of unvested restricted stock and RSUs, PSUs, and in-the-money stock options, in accordance with the terms of the applicable award agreement and stock incentive plan. All options and RSU awards provide that unvested units that continue after a CIC are “double-trigger”, requiring both a CIC and Qualifying Termination for vesting to accelerate. (For PSU grants, no Qualifying Termination is required.) The terms of PSU awards provide for accelerated

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vesting upon a CIC that pays out at actual levels achieved for completed performance periods and at target level for incomplete periods. See Footnote 4 to the following table.
No outstanding CIC Agreements (or any other agreements with our NEOs) provide for any excise tax gross up for excess parachute payments under IRC Section 280G. The Agreements provide for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes; or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this “best after tax” provision, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.
Non-Qualified Deferred Compensation. In the event of a CIC, accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).
Termination of Employment Without Change in Control. In the event of a termination not related to a CIC, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant, including the
EDCP. Additionally, the NEOs are eligible for severance benefits under the Executive Severance Plan adopted in February 2020. The Executive Severance Plan provides severance benefits in the event of an involuntary termination other than for cause (which is defined in the plan and includes acting deliberately and in bad faith or committing fraud) and other than upon death, disability or voluntary resignation, and in any case that does not occur during the twenty-four months following a CIC (a Non-CIC Qualifying Termination). Upon such a Non-CIC Qualifying Termination, the Executive Severance Plan provides for the following primary benefits, expressly contingent on the executive timely executing an effective general release of claims against the Company:
•	A severance payment in the amount of 12 months of base salary (24 months in the case of the CEO);
•
A payment equivalent to the aggregate amount of the executive’s monthly COBRA premium payment in excess of the monthly premium the executive would pay as an active employee of the Company, for 12 months (24 months in the case of the CEO); and

•
A prorated annual incentive payment for the year in which the termination occurs, based on actual achievement of the performance goals under the Company’s performance incentive program for such fiscal year.

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EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control
The following table illustrates the potential payments and benefits our current NEOs would be entitled to as of fiscal 2022 year-end: (1) in the event of a termination of employment not related to a CIC, including (i) voluntary termination, or (ii) involuntary termination without cause that is a Non-CIC Qualifying Termination, or (iii) due to death or disability; and (2) in the event of a CIC and a Qualifying Termination. All references to “CIC” refer to a “Company CIC” as defined in the Compensation & Benefits Assurance Agreements section.
The potential payments assume that the termination and/or CIC occurred on the last day of fiscal 2022, October 2, 2022, and, where applicable, use the closing price of our Common Stock of $74.07 on September 30, 2022 (the last market trading day in the fiscal year). The actual amounts to which a NEO may be eligible to receive can only be determined at the time of such termination or CIC, and therefore, the actual amounts will vary from the estimated amounts in the table below for any NEO who has not terminated service as of the last day of fiscal 2022.
Potential Payments on Termination of Employment or Change in Control
	Cash Payment(1)	Annual Incentive(2)	Continuation of Benefits(3)	Equity Incentive and Stock Awards(4)	Total
Mr. Harris (CEO)
Triggering Event
Voluntary	—	—	—	—	—
Involuntary Termination without Cause/Non-CIC Qualifying Termination	$1,750,000	$721,875	$37,863	—	$2,509,738
Death or Disability	—	$721,875	—	$3,487,508	$4,209,383
CIC/Qualifying Termination	$2,187,500(6)	$2,375,625	$57,328	$4,663,892	$9,284,345
Mr. Mullany (Former CFO)
Voluntary	—	—	—	—
Involuntary Termination without Cause/Non-CIC Qualifying Termination	$515,000	$289,688	$15,381	—	$820,069
Death or Disability	—	$289,688	—	$865,773	$1,155,461
CIC/Qualifying Termination	$1,287,500	$1,140,081	$48,452	$1,133,049	$3,609,082
Mr. Ostrom (CMO)
Triggering Event
Voluntary	—	—	—	—	—
Involuntary Termination without Cause/Non-CIC Qualifying Termination	$495,000	$278,438	$13,569	—	$787,007
Death or Disability	—	$278,438	—	$677,168	$955,606
CIC/Qualifying Termination	$1,237,500	$922,969	$43,922	$927,875	$3,132,266
Mr. Cook (CTO)
Triggering Event
Voluntary	—	—	—	—	—
Involuntary Termination without Cause/Non-CIC Qualifying Termination	$400,000	$173,077	$15,381	—	$588,458
Death or Disability	—	$173,077	—	$379,553	$552,630
CIC/Qualifying Termination(5)	$410,728	$286,600	$33,071	$495,084	$1,255,483
Mr. Piano (CPO)
Triggering Event
Voluntary	—	—	—	—	—
Involuntary Termination without Cause/Non-CIC Qualifying Termination	$429,000	$193,050	$15,245	—	$637,925
Death or Disability	—	$193,050	—	$342,370	$535,420
CIC/Qualifying Termination(5)	$374,816	$395,967	$32,868	$457,901	$1,261,552
(1)
Cash Payment (“Cash Payment”):The amounts in this column reflect (a) for all NEOs, the cash payment amount equal to a multiple of annual base salary under the Executive Severance Plan, as described in the Termination of Service section VII.f above (the “Non-CIC Section”), and (b) for all NEOs, amounts shown in the table for a CIC/Qualifying Termination reflect a multiple of annual base salary under the CIC Agreement, as described in the Compensation and Benefits Assurance Agreements in section VII.g. (“CIC Section”) above.

(2)	Annual Incentive: Reflects multiple of annual incentive under the Executive Severance Plan as described in the Non-CIC Section and the CIC Section.
(3)
Continuation of Benefits: Reflects benefits continuation under the Executive Severance Plan and CIC Agreements as described in the Non-CIC Section and the CIC Section, respectively, including with respect to the CIC Agreements, outplacement fee estimate of $10,000; and with respect to the CIC Agreements 100% vesting of company restoration matching contribution.

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EXECUTIVE COMPENSATION

(4)
Equity Incentive and Stock Awards: The amounts shown in the table reflect only the value of unvested awards and options that would be accelerated upon termination and/or CIC as applicable; they do not include the vested portion of awards and options as of the end of fiscal 2022.For a CIC, the amounts shown reflect only the amount of acceleration of unvested restricted stock awards and stock units, unvested performance shares, and in-the-money unvested stock options. All references to termination exclude terminations for cause.

a)	Performance Shares (PSUs):
(i)
Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last day of the first fiscal year of the performance period, the performance shares would vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a CIC (other than as described above), the award would be cancelled.
(iii)
Upon a CIC, PSUs would vest and pay out based on (A) actual achievement for completed fiscal years for which targets have been set and performance results measured and (B) at 100% of target for any incomplete fiscal years for which performance results are not known.

For the accelerated portion of PSUs for which performance was unknown as of the last day of fiscal 2022, the amounts in the table assume that the PSUs will be accelerated based on target performance levels.
b)	Time-vested RSUs:
(i)	Upon termination not related to a CIC, disability, or retirement, the award would be cancelled.
(ii)	Upon death, disability or retirement, the RSUs would vest 100%.
(iii)	Upon a CIC, RSUs would vest only upon a Qualifying Termination, unless not assumed by an acquirer.
c)	Option Awards:
(i)
Upon termination not related to a CIC, and eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, there is no acceleration of option awards.
(iii)	Upon death, options would vest 100%.
(iv)	Upon a CIC, where options are not assumed by the acquiring company, options vest 100% only upon a Qualifying Termination related to the CIC.
(v)
Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(5)
The CIC Agreement “best after tax” provision applied to Messrs. Cook and Piano at FYE2022 would result in reducing each of their Cash Payment. The estimated reduction is $189,272 for Mr. Cook and $268,684 for Mr. Piano. The net amount is reflected in the Cash Payment column.

Mr. Mullany ceased to be an officer and employee of our company on February 2, 2023. In connection with his departure, and in exchange for entering into a separation and release agreement that includes a general release of claims against the Company, he received benefits under the Executive Severance Plan totaling $549,985, which represents 12 months of base pay ($534,000) 12 months of the employer portion of COBRA premiums, if elected ($15,985). After the end of fiscal 2023, he may receive a prorated annual incentive based on the Company’s fiscal 2023 performance.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of January 6, 2023 (the “Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers (employed as of the Record Date) of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of January 6, 2023. All percentages are based on the shares of Common Stock outstanding as of January 6, 2023. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.
Security Ownership of Certain Beneficial Owners
Name	Number of Shares of Common Stock Beneficially Owned as of January 6, 2023	Percent of Class
BlackRock Inc.(1)	3,274,165	15.90%
Vanguard Group Inc.(2)	2,337,186	11.35%
Franklin Resources Inc.(3)	1,458,794	7.08%
Capital World Investors(4)	1,256,700	6.10%
(1)
According to its Form 13F filings as of September 30, 2022, BlackRock Inc. had sole investment discretion with respect to 3,274,165 shares, of which it had sole voting authority with respect to 3,237,488 shares and no voting authority with respect to 36,677 shares . The address of BlackRock Inc. is 55 East 52nd Street, New York NY 10055.

(2)
According to its Form 13F filings as of September 30, 2022, Vanguard Group Inc., on behalf of itself and its direct subsidiaries, Vanguard Fiduciary Trust Co, Vanguard Investments Australia, Ltd., and Vanguard Global Advisers, LLC had investment discretion with respect to accounts holding 2,337,186 shares. The Vanguard Group Inc. was the beneficial owner of 2,297,636 shares, of which it had no voting authority. Vanguard Fiduciary Trust Co was the beneficial owner of 13,620 shares, of which it had shared voting power. Vanguard Investments Australia, Ltd. was the beneficial owner of 6,018 shares, of which it had shared voting power. Vanguard Global Advisers, LLC. was the beneficial owner of 19,912 shares, of which it had no voting power. The address of Vanguard Group, Inc. is P.O. Box 2600 V26,s Valley Forge, Pennsylvania 19482-2600.

(3)
According to its Form 13F filings as of September 30, 2022, Franklin Resources Inc. on behalf of itself and its direct subsidiaries, Fiduciary Trust Co International, Fiduciary Trust International, LLC, Franklin Advisers, Inc., Franklin Advisory Services LLC, and Franklin Mutual Advisers, LLC had investment discretion with respect to accounts holding 1,458,794 shares. Fiduciary Trust Co. International was the beneficial owner of 2 shares, of which it had sole voting authority. Fiduciary Trust International, LLC was the beneficial owner of 73 shares, of which it had sole voting power. Franklin Advisers, Inc. was the beneficial owner of 1,094 shares, of which it had sole voting power. Franklin Advisory Services LLC was the beneficial owner of 234 shares, of which it had sole voting power. Franklin Mutual Advisers, LLC was the beneficial owner of 1,457,391 shares, of which it had sole voting power of 1,380,731 shares and no voting power with respect to 76,660 shares. The address of Franklin Resources Inc. is One Franklin Parkway, San Mateo, CA 94403.

(4)
According to its Form 13F filings as of September 30, 2022, Capital World Investors, on behalf of itself and direct subsidiaries, Capital Group Companies Inc. and Capital Research & Management Co, has investment discretion and sole voting power with respect to accounts holding 1,256,700 shares. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

68 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Management
Name	Shares(1) Direct Holdings	RSUs Acquirable and Options Exercisable Within 60 Days(2)	Deferred Stock Equivalents / Units(3)	Unvested RSUs(4)	Total Shares Beneficially Owned	Percent of Class(5)
Mr. Harris	9,400	—	—	—	9,400	*
Mr. Mullany	1,516	1,493	—	—	3,009	*
Mr. Ostrom	1,035	—	—	—	1,828	*
Mr. Cook	767	793	—	—	767	*
Mr. Piano	736	—	—	—	736	*
Mr. Diaz	—	—	—	—	—	*
Mr. Goebel	6,667	—	18,063	1,958	26,688	*
Ms. John	2,433	—	5,528	1,390	9,351	*
Ms. Kleiner	6,556	—	11,299	1,390	19,245	*
Mr. Murphy	—	—	68,092	1,390	69,482	*
Mr. Myers	5,843	—	20,627	1,390	27,860	*
Mr. Tehle	6,872	—	49,948	1,390	58,210	*
Ms. Yeung	—	—	9,175	1,390	10,565	*
All Directors and Executive Officers as a Group (19 persons)	54,153	18,208	182,732	16,673	271,756	1.3%
*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%
(1)	Represents the number of shares of common stock beneficially owned on January 6, 2023.
(2)	Represents RSUs that vest within 60 days from January 6, 2023 and options that were exercisable on January 6, 2023 and options that become exercisable within 60 days of January 6, 2023.
(3)
Represents (i) Common Stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan and (ii) deferred RSUs and related dividends. (As described in the Director Compensation section of this Proxy Statement, these deferrals are convertible on a one-for-one basis into shares of Common Stock upon a director’s termination of service.)

(4)
Represents for (a) for retirement-eligible executives, RSUs that fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting, and (b) for directors, RSUs that fully vest upon the earlier of 12 months from the date of grant or upon termination of service.

(5)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

JACK IN THE BOX INC. | 2023 PROXY STATEMENT 69

PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN
We are asking the Company’s stockholders to approve the Jack in the Box Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”). The 2023 Plan was approved by the Compensation Committee on December 19, 2022, subject to stockholder approval of this Proposal 4.
Why We Are Asking Our Stockholders to Approve the 2023 Plan
The Jack in the Box Inc. 2004 Stock Incentive Plan (the “2004 Plan”) terminated on December 31, 2022.
The Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (the “Del Taco Plan”), which we assumed in connection with our acquisition of Del Taco Restaurants, Inc. (“Del Taco”) in March 2022, terminated on December 31, 2022.
We currently maintain the Jack in the Box Inc. Amended and Restated Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The Director Deferred Compensation Plan provides for the settlement of certain cash compensation deferred by our non-employee directors in shares of our common stock.
As a result of the termination of the 2004 Plan and the Del Taco Plan, we currently do not maintain any plan to grant equity incentive awards to our employees, directors and consultants (other than the Director Deferred Compensation Plan under which eligibility for awards is limited, as described above).
Our stockholders’ approval of this Proposal 4 will allow us to grant equity incentive awards at levels determined appropriate by the Board or Compensation Committee. If our stockholders do not approve this Proposal 4, we will not be able to grant any equity incentive awards to our current employees, directors and consultants (except under the Director Deferred Compensation Plan, to the extent eligible), which would significantly impact our ability to motivate and retain such individuals and to provide long-term incentives that align the interests of such individuals with the interests of our stockholders.
Stockholder Approval
If this Proposal 4 is approved by our stockholders, the 2023 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 4, the 2023 Plan will not become effective.
Why You Should Vote for the 2023 Plan
The 2023 Plan Combines Compensation and Governance Best Practices
The 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
Stockholder approval is required for additional shares. The 2023 Plan does not contain an annual “evergreen” provision. The 2023 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares under the 2023 Plan.

•
Fungible share counting structure. The 2023 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the 2023 Plan will be reduced by: (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise or strike price that is at least 100% of the fair market value of our common stock on the date of grant (an “appreciation award”) granted under the 2023 Plan; and (ii) 1.75 shares for each share issued pursuant to an award that is not an appreciation award (a “full value award”) granted under the 2023 Plan. This structure helps ensure that we are using the share reserve effectively and with regard to the value of each type of award.

•
No liberal share counting. The following shares will not become available again for issuance under the 2023 Plan: (i) shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award granted under the 2023 Plan; (ii) shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award granted under the 2023 Plan; (iii) shares repurchased by the Company on the open

70 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

market with the proceeds of the exercise, strike or purchase price of an award granted under the 2023 Plan; and (iv) in the event that a stock appreciation right granted under the 2023 Plan is settled in shares, the gross number of shares subject to such stock appreciation right.
•
Minimum vesting requirement. The 2023 Plan provides that no stock award (or portion thereof) may vest until at least 12 months following the date of grant of such award (excluding, for this purpose, any stock award granted in connection with a merger or acquisition in accordance with certain listing or other applicable rules), except that shares up to 5% of the share reserve of the 2023 Plan may be issued pursuant to stock awards that do not meet such vesting requirements.

•
Repricing and cash buyouts are not allowed. The 2023 Plan prohibits the repricing of stock options and stock appreciation rights granted under the 2023 Plan and cash buyouts of any such stock options and stock appreciation rights that are underwater, in each case without prior stockholder approval.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2023 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Limit on non-employee director compensation. The aggregate value of all cash and equity-based compensation paid or granted by the Company to any individual for service as a non-employee director with respect to any fiscal year of the Company will not exceed a total of $750,000. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

•
Restrictions on dividends. The 2023 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award granted under the 2023 Plan before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date such shares are forfeited to or repurchased by the Company due to a failure to vest.

•
Default double-trigger change in control vesting. The 2023 Plan specifically provides that in the event of a change in control of the Company, if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards granted under the 2023 Plan, or substitute similar awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the change in control, the vesting of such stock awards will be accelerated in full (and with respect to any such stock awards that are performance stock awards, vesting will be deemed to be satisfied at the following levels: (i) with respect to any applicable fiscal year periods which have been completed as of the date of the change in control (“completed fiscal year periods”), the extent to which the applicable performance goals have been attained, if measurable; and (ii) with respect to any applicable fiscal year periods which have not been completed as of the date of the change in control or any completed fiscal year periods for which performance is not measurable, the pre-established 100% target level of performance with respect to the applicable performance goals).

•
No liberal change in control definition. The change in control definition in the 2023 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2023 Plan to be triggered.

Overhang
The following table provides certain information regarding our equity incentive program.
As of January 6, 2023 (Record Date)
Total number of shares of common stock subject to outstanding stock options(1)	32,450
Weighted-average exercise price of outstanding stock options	$92.7963
Weighted-average remaining term of outstanding stock options	2.07 years
Total number of shares of common stock subject to outstanding full value awards(2)	469,586
Total number of shares of common stock available for grant under the 2004 Plan, the Del Taco Plan and the Director Deferred Compensation Plan(3)	142,918
Total number of shares of common stock outstanding	20,597,779
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$70.08
(1)	No stock appreciation rights were outstanding as of the Record Date.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 71

PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

(2)
Assumes that all performance-based restricted stock unit awards (“PSUs”) that were outstanding as of the Record Date will be earned at the target number of shares that are eligible to vest upon achievement of the applicable performance goals. As of the Record Date, PSUs were the only type of outstanding awards subject to performance-based vesting.

(3)
As of the Record Date: (1) there were no shares available for grant under the 2004 Plan because the 2004 Plan terminated on December 31, 2022; (2) there were no shares available for grant under the Del Taco Plan because the Del Taco Plan terminated on December 31, 2022; and (3) there were 142,918 shares available for grant under the Director Deferred Compensation Plan, but such shares will not be available for grant under the 2023 Plan. We do not maintain any other equity incentive plans.

We Manage Our Equity Incentive Award Use Carefully
We believe that equity incentive awards are a vital part of our overall compensation program, and we grant awards to motivate and retain our leadership. However, we recognize that this compensation philosophy dilutes existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to monitoring our equity compensation share reserve carefully, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of awards necessary to attract, retain and motivate our employees, directors and consultants.
The Size of Our Share Reserve Request Is Reasonable
If this Proposal 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, we will have 2,500,000 shares available for grant under the 2023 Plan, plus the Prior Plan Returning Shares (as defined in the 2023 Plan and described below), as such shares become available from time to time.
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive program for fiscal years 2022, 2021 and 2020. Our average burn rate for such three-year period was 0.76%.
	Fiscal Year
	2022	2021	2020
Total number of shares of common stock subject to stock options granted(1)	0	0	129,173
Total number of shares of common stock subject to full value awards granted(2)	175,495(3)	98,564	106,104
Weighted-average number of shares of common stock outstanding	21,195,000	22,402,000	23,125,000
Burn Rate(4)	0.83%	0.44%	1.02%
(1)	No stock appreciation rights were granted during fiscal years 2022, 2021 and 2020.
(2)
For purposes of calculating this amount, PSUs are counted at the target number of shares that are eligible to vest upon achievement of the applicable performance goals. PSUs were the only type of awards subject to performance-based vesting granted during fiscal years 2022, 2021 and 2020.

(3)	This amount does not include 21,152 shares subject to restricted stock awards that we granted as replacement awards in connection with our acquisition of Del Taco in March 2022.
(4)	Burn Rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted) / weighted average common stock outstanding.
72 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

Description of the 2023 Plan
The material features of the 2023 Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2023 Plan, which is appended to this Proxy Statement as Appendix B and may be accessed from the SEC’s website at www.sec.gov.
Purpose
The 2023 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The 2023 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2023 Plan will not exceed the sum of (i) 2,500,000 shares and (ii) the Prior Plan Returning Shares (as defined in the 2023 Plan and described below), as such shares become available from time to time.
For purposes of this Proposal 4, the term “Prior Plan Returning Shares” refers to the following shares of our common stock: (i) any shares subject to an award granted under the 2004 Plan that is outstanding as of January 6, 2023 (a “Prior Plan Award”) that on or following January 6, 2023 are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to a Prior Plan Award that on or following January 6, 2023 are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to a Prior Plan Award that on or following January 6, 2023 are forfeited back to or repurchased by the Company because of a failure to vest.
The share reserve of the 2023 Plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2023 Plan: (i) any shares subject to an award granted under the 2023 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2023 Plan that are not issued because such award or any portion thereof is settled in cash.
Any shares of our common stock issued pursuant to an award granted under the 2023 Plan that are forfeited back to or repurchased by the Company because of a failure to vest (the “2023 Plan Returning Shares”) will revert to the share reserve of the 2023 Plan and become available again for issuance under the 2023 Plan.
The following shares of our common stock will not revert to the share reserve of the 2023 Plan or become available again for issuance under the 2023 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award granted under the 2023 Plan or a Prior Plan Award; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award granted under the 2023 Plan or a Prior Plan Award; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2023 Plan or a Prior Plan Award; and (iv) in the event that a stock appreciation right granted under the 2023 Plan or the 2004 Plan is settled in shares, the gross number of shares subject to such award.
The number of shares of our common stock available for issuance under the 2023 Plan will be reduced by: (i) one share for each share issued pursuant to an appreciation award granted under the 2023 Plan; and (ii) 1.75 shares for each share issued pursuant to a full value award granted under the 2023 Plan.
The number of shares of our common stock available for issuance under the 2023 Plan will be increased by: (i) one share for each Prior Plan Returning Share or 2023 Plan Returning Share subject to an appreciation award; and (ii) 1.75 shares for each Prior Plan Returning Share or 2023 Plan Returning Share subject to a full value award.
Eligibility
All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2023 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2023 Plan only to our (including our affiliates’) employees.
As of January 6, 2023, the Record Date, we (including our affiliates) had approximately 11,400 employees, eight non-employee directors, and zero consultants.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 73

PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

Administration
The 2023 Plan will be administered by the Board, which may in turn delegate authority to administer the 2023 Plan to a committee of the Board. The Board has delegated concurrent authority to administer the 2023 Plan to the Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to the Compensation Committee. The Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4.
Subject to the terms of the 2023 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2023 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2023 Plan.
The Plan Administrator may also delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than officers, of awards, provided that no person or body may be delegated authority to grant an award to themself; (ii) determine the number of shares of our common stock subject to such awards; and (iii) determine the terms of such awards; provided, however, that the Plan Administrator action regarding such delegation will fix the terms of such delegation in accordance with applicable law (including specifying the total number of shares that may be subject to the awards granted by such persons or bodies during a specified period).
Repricing; Cancellation and Re-Grant of Awards
Under the 2023 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirements
The 2023 Plan provides that no stock award (or portion thereof) may vest until at least 12 months following the date of grant of such award (excluding, for this purpose, any stock award granted in connection with a merger or acquisition in accordance with certain listing or other applicable rules), except that shares up to 5% of the share reserve of the 2023 Plan may be issued pursuant to stock awards that do not meet such vesting requirements.
Dividends and Dividend Equivalents
The 2023 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date such shares are forfeited to or repurchased by the Company due to a failure to vest.
Limit on Non-Employee Director Compensation
The aggregate value of all cash and equity-based compensation paid or granted by the Company to any individual for service as a non-employee director with respect to any fiscal year of the Company will not exceed a total of $750,000. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
Stock Options
Stock options may be granted under the 2023 Plan pursuant to stock option agreements. The 2023 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).
The exercise price of a stock option granted under the 2023 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2023 Plan may not exceed 10 years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s service relationship with the Company or one of its affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death, disability or retirement), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option
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PROPOSAL FOUR — APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service terminates due to the participant’s disability, retirement or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or retirement, or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2023 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause) would be prohibited by applicable securities laws or if the sale of any shares of our common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would subject the participant to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2023 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to the Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to the Company of shares of our common stock (either by actual delivery or attestation); or (iv) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2023 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirements” above). Shares covered by different stock options granted under the 2023 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2023 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2023 Plan other than by will or the laws of descent and distribution. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and
•	the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2023 Plan is 2,500,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2023 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2023 Plan may not exceed 10 years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of shares and cash, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2023 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2023 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the participant’s services performed for the Company or any of its
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affiliates, or any other form of legal consideration (including future services) acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by the Company.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2023 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of shares and cash, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with the Company or one of its affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
A performance stock award is a stock award that may vest or may be exercised contingent upon the attainment during a performance period of certain performance goals. A performance cash award is a cash award that may vest or become earned and payable contingent upon the attainment during a performance period of certain performance goals.
With respect to any performance stock award or performance cash award (each, a “performance award”), subject to the limitations described in “Minimum Vesting Requirements” above (if applicable), the Plan Administrator will determine the length of any performance period, the performance goals to be achieved during the performance period, the other terms and conditions of such performance award, and the measure of whether and to what degree such performance goals have been attained. In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period. To the extent permitted by applicable law and set forth in the applicable award agreement, the Plan Administrator may determine that cash or other property may be used in payment of performance awards. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
Performance goals under the 2023 Plan will be based on any one or more of the following performance criteria: (i) sales; (ii) revenue; (iii) gross margin; (iv) operating margin; (v) operating income; (vi) pre-tax profit; (vii) earnings before interest, taxes, depreciation and/or amortization; (viii) net earnings; (ix) net income; (x) cash flow; (xi) expenses; (xii) expense management; (xiii) stock price; (xiv) earnings per share; (xv) operating earnings per share; (xvi) defined operating earnings per share; (xvii) average unit sales or volume; (xviii) return on stockholders’ equity; (xix) return on capital; (xx) return on assets; (xxi) return on invested capital; (xxii) economic value added; (xxiii) number of customers; (xxiv) market share; (xxv) same store sales; (xxvi) average restaurant margin; (xxvii) restaurant operating margin; (xxviii) return on investment; (xxix) profit after tax; (xxx) customer satisfaction; (xxxi) guest transactions; (xxxii) number of restaurants franchised; (xxxiii) number of restaurants remodeled or reimaged; (xxxiv) franchise revenues; (xxxv) gains on restaurants sold; (xxxvi) cash proceeds on restaurants sold; (xxxvii) return on equity; (xxxviii) cash on cash return; (xxxix) system-wide sales; and (xl) any other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period. Such adjustments may be based on one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core,
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on-going business activities; (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xv) any other appropriate adjustments selected by the Plan Administrator.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2023 Plan. Subject to the terms of the 2023 Plan (including the limitations described in “Minimum Vesting Requirements” above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted, and all other terms and conditions of such other stock awards.
Clawback/Recoupment
Awards granted under the 2023 Plan will be subject to recoupment in accordance with the Jack in the Box Inc. Clawback Policy Statement, any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2023 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Change in Control
The following provisions will apply to outstanding stock awards under the 2023 Plan in the event of a change in control (as defined in the 2023 Plan and described below) unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between the Company or one of its affiliates and the participant, or in any director compensation policy the Company adopts.
In the event of a change in control, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding stock awards under the 2023 Plan, or may substitute similar awards for such outstanding stock awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the change in control), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding stock awards under the 2023 Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.
In the event of a change in control in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the 2023 Plan, or substitute similar awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the change in control (the “Current Participants”), the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (and with respect to any such stock awards that are performance stock awards, vesting will be deemed to be satisfied at the following levels: (i) with respect to any completed fiscal year periods (as defined under “The 2023 Plan Combines Compensation and Governance Best Practices” above), the extent to which the applicable performance goals have been attained, if measurable; and (ii) with respect to any applicable fiscal year periods which have not been completed as of the date of the change in control or any completed fiscal year periods for which performance is not measurable, the pre-established 100% target level of performance with respect to the applicable performance goals) to a date prior to the effective time of the change in control (contingent upon the closing or completion of the change in control) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the change in control), and such stock awards will terminate if not exercised (if applicable) prior to the effective time of the change in control in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the closing or completion of the change in control).
In the event of a change in control in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the 2023 Plan, or substitute similar awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such stock awards will terminate if not exercised (if applicable) prior to the effective time of the change in control in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such stock awards will
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not terminate and may continue to be exercised notwithstanding the change in control.
Notwithstanding the foregoing, in certain circumstances upon a change in control involving the first prong of the definition of “ownership change event” (as defined in the 2023 Plan and described below), any outstanding stock options will not terminate unless the Plan Administrator provides otherwise (as described in the terms of the 2023 Plan).
For purposes of the 2023 Plan, a “change in control” generally means: (i) an ownership change event or a series of related ownership change events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or, in the case of a Transaction described in the third prong of the definition of “ownership change event” below, the corporation or corporations to which the assets of the Company were transferred, as the case may be; or (ii) individuals who, on the date the 2023 Plan was adopted by the Compensation Committee, are members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Directors then still in office, such new member will, for purposes of the 2023 Plan, be considered as an Incumbent Director; provided, however, that, for this purpose, no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director.
For purposes of the 2023 Plan, an “ownership change event” will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
Plan Amendments and Termination
The Plan Administrator has the authority to amend or terminate the 2023 Plan at any time. However, except as otherwise provided in the 2023 Plan or an award agreement, no amendment or termination of the 2023 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2023 Plan if required by applicable law and listing requirements. No incentive stock options may be granted under the 2023 Plan after December 19, 2032, which is the tenth anniversary of the date the 2023 Plan was adopted by the Compensation Committee.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and the Company with respect to participation in the 2023 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired the 2023 Plan. The 2023 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying shares on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying shares on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2023 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant
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generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received (for example, if the employee is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient for the shares.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the shares are received or when the shares become vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. To comply with the requirements of Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying shares on the grant date, the recipient will recognize ordinary
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income equal to the fair market value of the shares or cash received upon such exercise.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limit
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2023 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
New Plan Benefits under 2023 Plan
Name and Position	Number of Shares
Mr. Harris CEO	(1)
Mr. Mullany Former Executive Vice President, Chief Financial Officer	(2)
Mr. Ostrom Executive Vice President, Chief Marketing Officer	(1)
Mr. Cook Senior Vice President, Chief Technology Officer	(1)
Mr. Piano Senior Vice President, Chief People Officer	(1)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(3)
All employees, including all current officers who are not executive officers, as a group	(1)
(1)
Awards granted under the 2023 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2023 Plan, and the Board and Compensation Committee have not granted any awards under the 2023 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2023 Plan are not determinable.

(2)	Mr. Mullany’s employment with the Company will terminate on February 2, 2023. Therefore, he will not be eligible to receive any awards under the 2023 Plan.
(3)
Awards granted under the 2023 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2023 Plan. However, pursuant to our current non-employee director compensation program, shortly after each annual meeting of our stockholders, (i) each of our non-employee directors (other than the Chairman) will automatically receive a restricted stock unit award with a value of $110,000 and (ii) the Chairman will automatically receive a restricted stock unit award with a value of $155,000, in each case provided that (a) the director is providing services to the Company on the date of grant and (b) this Proposal 4 is approved by our stockholders. The number of shares of our common stock subject to such awards is determined by dividing the annual equity award value by the closing price of our common stock on the date of grant and, therefore, is not determinable at this time. Effective as of and following the date of the Annual Meeting, any such awards will be granted under the 2023 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our current non-employee director compensation program, please see “Director Compensation and Stock Ownership Requirements” above.

Vote Required for Approval
Approval requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will have the same effect as a vote “AGAINST” this proposal. Brokers do not have discretionary authority to vote uninstructed shares on this matter.
ON PROPOSAL 4, APPROVAL OF THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
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Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes the equity compensation plans under which the Company’s common stock may be issued as of October 2, 2022. Stockholders of the Company have approved all plans requiring such approval.
	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options(1)	(c)Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	455,382	$92.80	1,796,504
(1)
Includes shares issuable in connection with our outstanding stock options, performance share awards, nonvested stock units, and non-management director deferred stock equivalents. The weighted-average exercise price in column (b) includes the weighted-average exercise price of stock options.

(2)
For a description of our equity compensation plans, refer to Note 13, Share-Based Employee Compensation, of the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022.

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PROPOSAL FIVE — ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTE

PROPOSAL FIVE — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are required to provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.
The Board has determined that an annual advisory vote on executive compensation will permit our stockholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board, or the Compensation Committee. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory Say on Pay vote on the compensation of our named executive officers.
Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or may abstain) when voting in response to the resolution set forth below.
“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be (i) every one year, (ii) every two years, or (iii) every three years.”
Vote Required for Approval
The choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders. Brokers will not be able to cast votes if clients do not provide voting instructions on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION “ONE YEAR” VOTES AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON COMPENSATION.
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OTHER INFORMATION

OTHER INFORMATION
Certain Relationships and Related Transactions
It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.
During fiscal year 2022, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT 83

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
This Proxy Statement contains information regarding Adjusted EBITDA, Restaurant-Level Margin Franchise-Level Margin, and Operating EBIT, which are non-GAAP financial measures. Management believes that these measurements, when viewed with the Company’s results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company’s core business without regard to potential distortions. Additionally, Operating EBIT were used by the Compensation Committee in determining annual incentive targets further discussed in the Proxy Statement.
Adjusted EBITDA
Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains on the sale of company-operated restaurants, other operating expense (income), net, depreciation and amortization, amortization of favorable and unfavorable leases and subleases, net, and amortization of franchise tenant improvement allowances and incentives. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company’s ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).
Consolidated:	2022	2021
Net earnings — GAAP	$115,781	$165,755
Income taxes	46,111	55,852
Interest expense, net	86,075	67,458
Gains on the sale of company-operated restaurants	(3,878)	(4,203)
Other operating expense (income), net	889	(3,382)
Depreciation and amortization	56,100	46,500
Amortization of favorable and unfavorable leases and subleases, net	1,120	—
Amortization of franchise tenant improvement allowances and incentives	4,446	3,450
Adjusted EBITDA — Non-GAAP	$306,644	$331,430
Restaurant Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, pre-opening costs, depreciation and amortization, other operating expense (income), net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company’s core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT A-1

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
	Jack in the Box		Del Taco
	2022	2021	2022	2021
Earnings from operations — GAAP	$238,926	$289,946	$9,344	$—
Franchise rental revenues	(335,936)	(346,634)	(4,455)	—
Franchise royalties and other	(203,211)	(204,725)	(13,610)	—
Franchise contributions for advertising and other services	(197,815)	(204,545)	(11,986)	—
Franchise occupancy expenses	211,260	214,913	4,349	—
Franchise support and other costs	15,622	13,052	868	—
Franchise advertising and other services expenses	206,191	210,328	12,081	—
Selling, general and administrative expenses	97,762	81,959	33,061	—
Other operating expense (income), net	(1,887)	(3,382)	2,776	—
Gains on the sale of company-operated restaurants	(3,878)	(4,203)	—	—
Depreciation and amortization	39,896	46,500	16,204	—
Pre-opening costs	1,107	775	3	—
Restaurant-Level Margin — Non-GAAP	$68,037	$93,984	$48,635	$—
Company restaurant sales	$414,225	$387,766	$286,845	$—
Restaurant-Level Margin % — Non-GAAP	16.4%	24.2%	17.0%	—

Franchise Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, pre-opening costs, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
A-2 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
	Jack in the Box		Del Taco
	2022	2021	2022	2021
Earnings from operations — GAAP	$238,926	$289,946	$9,344	$—
Company restaurant sales	(414,225)	(387,766)	(286,845)	—
Food and packaging	133,815	113,006	82,530	—
Payroll and employee benefits	138,038	119,033	94,212	—
Occupancy and other	74,337	61,743	61,466	—
Selling, general and administrative expenses	97,762	81,959	33,061	—
Other operating expense (income), net	(1,887)	(3,382)	2,776	—
Gains on the sale of company-operated restaurants	(3,878)	(4,203)	—	—
Depreciation and amortization	39,896	46,500	16,204	—
Pre-opening costs	1,107	775	3	—
Franchise-Level Margin — Non-GAAP	$303,891	$317,611	$12,751	$—
Franchise rental revenues	$335,936	$346,634	$4,455	$—
Franchise royalties and other	203,211	204,725	13,610	—
Franchise contributions for advertising and other services	197,815	204,545	11,986	—
Total franchise revenues	$736,962	$755,904	$30,051	$—
Franchise-Level Margin % — Non-GAAP	41.2%	42.0%	42.4%	—

Operating EBIT
Operating EBIT represents Jack in the Box net earnings on a GAAP basis excluding income taxes, interest expense, net, gains on the sale of company-operated restaurants, pension and postretirement expense, acquisition, integration, and restructuring charges, and mark-to-market changes in the cash surrender value of company owned life insurance (“COLI”) policies, net of a deferred compensation obligation supported by these policies. Operating EBIT is one of the metrics used in determining payouts under the 2022 Annual Incentives.
Below is a reconciliation of non-GAAP Operating EBIT to the most directly comparable GAAP measure, net earnings (in thousands).
Jack in the Box:	2022
Net earnings — GAAP	$110,080
Income taxes	43,665
Interest expense, net	85,643
Pension and postretirement expense	303
Gains on the sale of company-operated restaurants	(3,878)
Acquisition, integration, and restructuring costs	18,780
Losses on COLI policies, net	9,911
Operating EBIT — Non-GAAP	$264,504
JACK IN THE BOX INC. | 2023 PROXY STATEMENT A-3

APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

APPENDIX B—Jack in the Box Inc.
2023 Omnibus Incentive Plan
Adopted by the Compensation Committee: December 19, 2022
Approved by the Stockholders: [March 3, 2023]

1.	GENERAL.
(a) Prior Plan. As of January 1, 2023, no additional awards may be granted under the Prior Plan. All awards granted under the Prior Plan will remain subject to the terms of the Prior Plan, except that as of January 6, 2023, any Prior Plan Returning Shares will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
(b) Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.
(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.
(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which such persons may benefit from increases in value of the Common Stock.
2.	ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive Common Stock or cash under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which shares of Common Stock or cash may be issued in settlement thereof).
(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options
JACK IN THE BOX INC. | 2023 PROXY STATEMENT B-1

APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.
Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions or the charter of the Committee (or subcommittee), not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.
(d) Delegation to Other Person or Body. The Board or any Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themself; (ii) determine the number of shares of Common Stock subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications
B-2 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(v)(iii).
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f) Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(g) Minimum Vesting Requirements. No Stock Award (or portion thereof) may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Stock Award (excluding, for this purpose, any Stock Award granted as an Acquisition Award (as defined in Section 3(a)(iv)); provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be issued pursuant to Stock Awards that do not meet such vesting (and, if applicable, exercisability) requirements.
(h) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
3.	SHARES SUBJECT TO THE PLAN.
(a) Share Reserve.
(i) Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date (the “Share Reserve”) will not exceed the sum of (A) 2,500,000 shares and (B) the Prior Plan Returning Shares, if any, as such shares become available for issuance under this Plan from time to time.
(ii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) 1.75 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.
(iii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Prior Plan Returning Share or 2023 Plan Returning Share (as defined in Section 3(b)(ii)) subject to an Appreciation Award; and (B) 1.75 shares for each Prior Plan Returning Share or 2023 Plan Returning Share subject to a Full Value Award.
(iv) For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued pursuant to Stock Awards in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule (any such Stock Award, an “Acquisition Award”), and such issuance will not reduce the number of shares available for issuance under the Plan.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT B-3

APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

(b) Operation of Share Reserve.
(i) No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.
(ii) Shares Available for Subsequent Issuance. Any shares of Common Stock issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares (the “2023 Plan Returning Shares”) will revert to the Share Reserve and become available again for issuance under the Plan.
(iii) Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award; (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award or a Prior Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 2,500,000 shares.
(d) Non-Employee Director Compensation Limit. The aggregate value of all cash and equity-based compensation paid or granted, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any fiscal year of the Company will not exceed a total of $750,000, calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.
(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.	ELIGIBILITY.
(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.
5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under
B-4 JACK IN THE BOX INC. | 2023 PROXY STATEMENT

APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Payment of Exercise Price for Options. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.
(i) By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock; or
(iv) In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(f) Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions
JACK IN THE BOX INC. | 2023 PROXY STATEMENT B-5

APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(g) and any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death, Disability or Retirement), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
(h) Disability or Retirement of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability or Retirement (as defined in the applicable Award Agreement), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
(i) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.
(j) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(k) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate:
(i) If the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will remain exercisable until one month (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event no later than the expiration of the term of the Option or SAR as set forth in the Award Agreement.
(ii) If the sale of any shares of Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would subject the Participant to suit under Section 16(b) of the Exchange Act, then the Option or SAR will remain exercisable until the earliest to occur of (A) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (B) the 190th day after the Participant’s termination of Continuous Service, or (C) the expiration of the term of the Option or SAR as set forth in the Award Agreement.
(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date, subject to Section 2(g)). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt
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employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option or SAR is not assumed, continued or substituted, or (iii) upon the Participant’s Retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
6.	PROVISIONS OF AWARDS OTHER THAN OPTIONS AND SARS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
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(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v) Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
(c) Performance Awards. With respect to any Performance Stock Award or Performance Cash Award (each, a “Performance Award”), subject to Section 2(g) (if applicable), the Board will determine the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Performance Award, and the measure of whether and to what degree such Performance Goals have been attained. In addition, the Board retains the discretion to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. To the extent permitted by applicable law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(d) Other Stock Awards. Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Sections 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards, and all other terms and conditions of such Other Stock Awards.
7.	COVENANTS OF THE COMPANY.
(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.	MISCELLANEOUS.
(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.
(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the
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Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, or (iii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f) Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
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APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.
(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Jack in the Box Inc. Clawback Policy Statement, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.
(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, subject to Section 9(c), in the event of a dissolution or liquidation of the Company (except for a liquidation into a parent corporation), all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service.
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APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

(c) Change in Control. In the event of a Change in Control, the provisions of this Section 9(c) will apply to each outstanding Stock Award unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company.
(i) Stock Awards May Be Assumed. In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Stock Awards or may substitute similar awards for any or all outstanding Stock Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Stock Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Stock Award, to substitute a similar award for only a portion of an outstanding Stock Award, or to assume or continue, or substitute similar awards for, the outstanding Stock Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.
(ii) Stock Awards Held by Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Stock Awards, or substitute similar awards for outstanding Stock Awards, then with respect to any such Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Stock Awards will be accelerated in full (and with respect to any such Stock Awards that are Performance Stock Awards, vesting will be deemed to be satisfied at the following levels: (A) with respect to any fiscal year periods during the applicable Performance Period which have been completed as of the date of the Change in Control (“Completed Fiscal Year Periods”), the extent to which the applicable Performance Goals for such periods have been attained during such periods, if measurable; and (B) with respect to any fiscal year periods during the applicable Performance Period which have not been completed as of the date of the Change in Control or any Completed Fiscal Year Periods for which performance is not measurable, the pre-established 100% target level of performance with respect to the applicable Performance Goals for such periods) to a date prior to the effective time of the Change in Control (contingent upon the closing or completion of the Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Change in Control in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the closing or completion of the Change in Control).
(iii) Stock Awards Held by Participants other than Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Stock Awards, or substitute similar awards for outstanding Stock Awards, then with respect to any such Stock Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Change in Control in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.
(iv) Termination of Options upon Certain Changes in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 13(gg)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than 50% of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options will not terminate unless the Board otherwise provides in its discretion.
10.	TERMINATION OR SUSPENSION OF THE PLAN.
(a) Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
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APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

(b) No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
11.	EFFECTIVE DATE OF PLAN.
This Plan will become effective on the Effective Date.
12.	CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Adoption Date” means December 19, 2022, which is the date the Plan was adopted by the Compensation Committee of the Board.
(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c) “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price (per share) is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.
(d) “Award” means (i) an Incentive Stock Option, (ii) a Nonstatutory Stock Option, (iii) a Stock Appreciation Right, (iv) a Restricted Stock Award, (v) a Restricted Stock Unit Award, (vi) a Performance Stock Award, (vii) a Performance Cash Award, or (viii) an Other Stock Award.
(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(f) “Board” means the Board of Directors of the Company.
(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h) “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following events that has a material negative impact on the business or reputation of the Company or an Affiliate: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or an Affiliate; (ii) the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; (iii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, an Affiliate, or any other entity having a business relationship with the Company or an Affiliate; (iv) any material breach by the Participant of any provision of any agreement or understanding between the Company or an Affiliate and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of the Participant as an employee, officer, director or consultant to the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Participant; (v) the Participant’s disregard of the
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policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate; or (vi) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate. The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.
(i) “Change in Control” means the occurrence of any one or more of the following events:
(i) an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or, in the case of a Transaction described in Section 13(gg)(iii), the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board will have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination will be final, binding and conclusive; or
(ii)  individuals who, on the Adoption Date, are members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Directors then still in office, such new member will, for purposes of this Plan, be considered as an Incumbent Director; provided, however, that, for this purpose, no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a Transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l) “Common Stock” means the common stock of the Company.
(m) “Company” means Jack in the Box Inc., a Delaware corporation.
(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not
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APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p) “Director” means a member of the Board.
(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r) “Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2023, provided that this Plan is approved by the Company’s stockholders at such meeting.
(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t) “Entity” means a corporation, partnership, limited liability company or other entity.
(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(w) “Full Value Award” means (i) an award granted under the Prior Plan or (ii) an Award, in each case that is not an Appreciation Award.
(x) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
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(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(z) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(cc) “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg) An “Ownership Change Event” will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ii) “Performance Cash Award” means a cash award that may vest or become earned and payable contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 6(c) pursuant to such terms as are approved by the Board.
(jj) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (i) sales; (ii) revenue; (iii) gross margin; (iv) operating margin; (v) operating income; (vi) pre-tax profit; (vii) earnings before interest, taxes, depreciation and/or amortization; (viii) net earnings; (ix) net income; (x) cash flow; (xi) expenses; (xii) expense management; (xiii) stock price; (xiv) earnings per share; (xv) operating earnings per share; (xvi) defined operating earnings per share; (xvii) average unit sales or volume; (xviii) return on stockholders’ equity; (xix) return on capital; (xx) return on assets; (xxi) return on invested capital; (xxii) economic value added; (xxiii) number of customers; (xxiv) market share; (xxv) same store sales; (xxvi) average restaurant margin; (xxvii) restaurant operating margin; (xxviii) return on investment; (xxix) profit after tax; (xxx) customer satisfaction; (xxxi) guest transactions; (xxxii) number of restaurants franchised; (xxxiii) number of restaurants remodeled or reimaged; (xxxiv) franchise revenues; (xxxv) gains on restaurants sold; (xxxvi) cash proceeds on restaurants sold; (xxxvii) return on equity; (xxxviii) cash on cash return; (xxxix) system-wide sales; and (xl) any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.
(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with
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APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period. Such adjustments may be based on one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xv) any other appropriate adjustments selected by the Board.
(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(mm) “Performance Stock Award” means a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 6(c) pursuant to such terms as are approved by the Board.
(nn) “Plan” means this Jack in the Box Inc. 2023 Omnibus Incentive Plan.
(oo) “Prior Plan” means the Jack in the Box Inc. 2004 Stock Incentive Plan.
(pp) “Prior Plan Award” means an award granted under the Prior Plan that is outstanding as of January 6, 2023.
(qq) “Prior Plan Returning Shares” means: (i) any shares of Common Stock subject to a Prior Plan Award that on or following January 6, 2023 are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares of Common Stock subject to a Prior Plan Award that on or following January 6, 2023 are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares of Common Stock issued pursuant to a Prior Plan Award that on or following January 6, 2023 are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.
(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww) “Rule 405” means Rule 405 promulgated under the Securities Act.
(xx) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
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APPENDIX B—JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(zz) “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(aaa) “Stock Award” means any Award other than a Performance Cash Award.
(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
JACK IN THE BOX INC. | 2023 PROXY STATEMENT B-17

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JACK2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all the 9 nominees.

1. Election of Directors

Nominees	For	Against	Abstain
1a. Guillermo Diaz, Jr.	☐	☐	☐
1b. David L. Goebel	☐	☐	☐
1c. Darin S. Harris	☐	☐	☐
1d. Sharon P. John	☐	☐	☐
1e. Madeleine A. Kleiner	☐	☐	☐
1f. Michael W. Murphy	☐	☐	☐
1g. James M. Myers	☐	☐	☐
1h. David M. Tehle	☐	☐	☐
1i. Vivien M. Yeung	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 4.	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. Approval of Jack in the Box Inc. 2023 Omnibus Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.	1 year	2 years	3 years	Abstain
5. Advisory approval of frequency of vote on executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000587511_1 R1.0.0.3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com

JACK IN THE BOX INC.
Annual Meeting of Stockholders
March 3, 2023, 8:30 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Darin S. Harris and Sarah L. Super, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2023 Annual Meeting of Stockholders of the company to be held March 3, 2023, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 4, and FOR THE "ONE YEAR" OPTION ON PROPOSAL 5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side

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